Exhibit (c)(1)

Chicago, Illinois Atlanta, Georgia Portland, Or egon Cadista Holdings Inc. and Subsidiaries Confidential Presentation to the Board of Directors of Jubilant Generics, Inc., and the Executive Officers and Directors of Jubilant Life Sciences Ltd. July 17, 2014 CONFIDENTIAL – For Discussion Purposes Only

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Presentation Outline 1 Section Topic Page I Executive Introduction 2 II Scope of Work 12 III Company Summary 17 IV Valuation Analysis 28 V Appendixes 44 Valuation Exhibits 44 Assumptions and Limiting Conditions 80 Certification and Representation 84 Qualifications of the Principal Analysts 86

Willamette Management Associates Confidential - For Discussion Purposes Only Section I Executive Introduction 2

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Scope of Engagement D ESCRIPTION OF A SSIGNMENT • We were retained by LeClairRyan on behalf of Jubilant Generics, Inc . , and its ultimate parent company Jubilant Life Sciences Ltd . (together, “Jubilant”) to estimate a reasonable range of fair value of the Cadista Holdings Inc . and subsidiaries (“Cadista” or the “Company ”) common stock (the “Subject Interest”) as of March 31 , 2014 (the “valuation date ”) . • We understand that Jubilant is considering a tender offer to purchase the shares of the Cadista minority shareholders . P URPOSE AND O BJECTIVE OF THE A NALYSIS • The objective of our analysis is to estimate a reasonable range of fair value for the Cadista common stock as of the valuation date . • We understand that Jubilant management may consider this reasonable range of fair value analysis in its negotiations with the Cadista minority shareholders . We also understand that Jubilant management may decide to make a tender offer to purchase the shares of the Cadista minority shareholders at fair value . • The purpose of this analysis is to assist Jubilant in any negotiations and transactions with the Cadista minority shareholders . Our assignment does not include a fairness opinion or recommendation to Jubilant as to whether or not Jubilant should enter into the proposed transaction . S TANDARD OF V ALUE AND P REMISE OF V ALUE • The standard of value we used in this valuation is fair value , as defined in Section 262 (h) of the Delaware General Corporations Law . 3 3

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Scope of Engagement, continued • We conducted our analysis under the premise of value in continued use, as a going concern business entity . This premise of value assumes that Cadista will continue to operate as an income producing entity . In our opinion, and based on our analysis, this premise of value represents the highest and best use for the Subject Interest . D UE D ILIGENCE O VERVIEW • For purposes of this analysis, as set forth herein, we made such reviews, analyses, and inquiries as we considered necessary and appropriate under the circumstances . • We considered all generally accepted business valuation approaches and valuation methods in our analysis . That is, we considered all generally accepted income approach, market approach, and asset - based approach business valuation methods . • We developed a reasonable range of fair value for the Subject Interest based on a synthesis of selected valuation methods as they applied to this specific case . • We prepared this presentation to assist the Jubilant board of directors in understanding our analysis of the reasonable range of fair value for the Cadista common stock . We understand Jubilant may consider our analysis, among other factors, for its tender offer negotiations . 4 4

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary • Founded in 1988 , Cadista is a publicly registered generic pharmaceutical company engaged in the development, manufacture, sale, and distribution of prescription generic pharmaceutical products in the U . S . through its wholly owned subsidiary, Jubilant Cadista Pharmaceuticals Inc . • Pharmaceutical products, commonly referred to as “generics,” are the pharmaceutical and therapeutic equivalents of brand - name drug products and are usually marketed under their established nonproprietary drug names, rather than under a brand name . • Generic pharmaceuticals contain the same active ingredients and are of the same route of administration, dosage form, and strength as their brand - name pharmaceutical equivalents that are already approved for use in the U . S . by the Food and Drug Administration (FDA) . In order to gain FDA approval for a generic drug, Cadista must file and the FDA must approve an abbreviated new drug application (ANDA) for that drug . • As of March 31 , 2014 , Cadista marketed 19 products, all of which are prescription generic pharmaceutical products . In addition, as of March 31 , 2014 , Cadista has a pipeline consisting of 19 products for which ANDAs were filed with the FDA that had not been approved, and one additional product still in development for which an ANDA has not yet been filed . • Cadista markets and distributes its products through pharmaceutical wholesalers and to chain drug stores and mass merchandisers . • Cadista operates from a 90 , 489 square foot headquarters and manufacturing facility in Salisbury, Maryland, which accommodates manufacturing, warehousing, research and development, and sales . Cadista also leases 4 , 274 square feet of office space in Horsham, Pennsylvania, for certain administrative and sales functions . • For the fiscal year ended (FYE) March 31 , 2014 , Cadista reported revenue of $ 107 . 7 million ; earnings before interest, taxes, depreciation, and amortization (EBITDA) of $ 50 . 8 million ; net income of $ 29 . 9 million ; assets of $ 138 . 1 million ; and book value of equity of $ 126 . 4 million . 5

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Alternative Valuation Synthesis and Conclusion A LTERNATIVE W EIGHTING O VERVIEW • We considered, but we did not quantitatively rely on , the discounted cash flow (DCF) valuation method in this analysis . This is because, in our opinion, the 5 - year financial projections prepared by Cadista management represents a company in transition . Our analysis considers the value of the company that exists as of the valuation date . • On Exhibit 24 , we present an alternative valuation synthesis and conclusion that specifically incorporates the DCF method valuation analysis in determining a range of fair value for the Cadista common stock . In many cases, we apply primary weight to the DCF method in our valuation analyses . This is because the DCF method incorporates management’s expectations of future results of operations . • The DCF method is a commonly used business valuation method . In this case, the management - prepared projections incorporate the significant working capital requirements and capital expenditures necessary to expand the Company’s generic pharmaceuticals distribution capabilities . • Our alternative weighting range of equity conclusion and range of fair value per share conclusion are presented on the following pages . 6

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Alternative Valuation Synthesis and Conclusion, continued A LTERNATIVE W EIGHTING F AIR V ALUE OF E QUITY R ANGE • Based on an alternative valuation synthesis, that weights the DCF method analysis by 50 percent, the fair value range of the Cadista equity, as of March 31 , 2014 , would be between $ 155 , 688 , 000 and $ 195 , 688 , 000 , as shown on Exhibit 24 and below . 7 Footnote: [a] On a marketable, controlling interest basis. Level of Relative Range of Value Valuation Approach and Valuation Method Value Emphasis Low Indicated High Income Approach - Discounted Cash Flow Method [a] 50% 65,000,000 75,000,000 90,000,000 Income Approach - Direct Capitalization of Cash Flow Method [a] 30% 165,000,000 180,000,000 195,000,000 Market Approach - Guideline Merged and Acquired Company Method [a] 10% 140,000,000 195,000,000 250,000,000 Market Approach - Guideline Publicly Traded Company Method [a] 10% 145,000,000 205,000,000 250,000,000 Alternative Weighting Fair Value of Invested Capital [Rounded] [a] 100% 110,000,000 130,000,000 150,000,000 Less: Long-Term, Interest-Bearing Debt - - - Equals: Alternative Weighting Indicated Value of Equity [a] 110,000,000 130,000,000 150,000,000 Nonoperating and Excess Assets/Liabilities Plus: Loans to Related Party (Current and Long-Term) [a] 45,688,000 45,688,000 45,688,000 Equals: Alternative Weighting Total Fair Value of Equity [a] 155,688,000$ 175,688,000$ 195,688,000$

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Alternative Valuation Synthesis and Conclusion, continued A LTERNATIVE W EIGHTING F AIR V ALUE P ER S HARE R ANGE • Our concluded reasonable range of fair values would be lower if we assigned weight to the DCF method value indication . If 50 percent weight was applied to the DCF method value indication, the Cadista stock fair value range would be between $ 1 . 30 and $ 1 . 65 per share, based 117 , 797 , 180 shares issued and outstanding, as shown on Exhibit 24 and in the chart below . 8 $1.60 $1.60 $1.80 $0.95 $2.50 $2.50 $2.05 $1.15 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Alternative Weighting Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.30 $1.65 Alternative Weighting Indicated Fair Value Range: (Based on the Alternative Weighting Total Fair Value of Equity) $1.50

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Valuation Synthesis and Conclusion F AIR V ALUE OF E QUITY R ANGE • We did not quantitatively rely on the DCF method indications of value . Therefore, we relied exclusively on the direct capitalization of cash flow (DCCF) method, the guideline merged and acquired company (GMAC) method, and the guideline publicly traded company (GPTC) method value indications . • Based on our analysis, and in our opinion, the fair value range of the Cadista equity, based on our selected weighting of the indicated values, as of March 31 , 2014 , is : $205,688,000 to $255,688,000. 9 Footnote: [a] On a marketable, controlling interest basis. Level of Relative Range of Value Valuation Approach and Valuation Method Value Emphasis Low Indicated High Income Approach - Discounted Cash Flow Method [a] 0% 65,000,000 75,000,000 90,000,000 Income Approach - Direct Capitalization of Cash Flow Method [a] 80% 165,000,000 180,000,000 195,000,000 Market Approach - Guideline Merged and Acquired Company Method [a] 10% 140,000,000 195,000,000 250,000,000 Market Approach - Guideline Publicly Traded Company Method [a] 10% 145,000,000 205,000,000 250,000,000 Fair Value of Invested Capital [Rounded] [a] 100% 160,000,000 180,000,000 210,000,000 Less: Long-Term, Interest-Bearing Debt - - - Equals: Indicated Value of Equity [a] 160,000,000 180,000,000 210,000,000 Nonoperating and Excess Assets/Liabilities Plus: Loans to Related Party (Current and Long-Term) [a] 45,688,000 45,688,000 45,688,000 Equals: Total Fair Value of Equity [a] 205,688,000$ 225,688,000$ 255,688,000$

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Valuation Synthesis and Conclusion, continued F AIR V ALUE OF E QUITY P ER S HARE R ANGE • Based on our analysis, and in our opinion, the total reasonable range of fair value of the Cadista common stock, based on the range of individual value indications that we assigned weight to, as of March 31 , 2014 , is : $1.60 to $2.50 Per Share. • Based on our analysis, and in our opinion, the indicated range of fair value of the Cadista common stock, based on our weighted total fair value of equity range of $ 205 , 688 , 000 to $ 255 , 688 , 000 , as of March 31 , 2014 , is : $1.75 to $2.15 Per Share . • If we applied a typical weight to the DCF method indication (i . e . , the alternative weighting), we would have concluded a range between $ 1 . 30 and $ 1 . 65 per share . Instead, the fair value range is between $ 1 . 60 and $ 2 . 50 per share . 10 $1.60 $1.60 $1.80 $0.95 $2.50 $2.50 $2.05 $1.15 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.75 $2.15 Indicated Fair Value Range: (Based on the Weighted Total Fair Value of Equity) Alternative Weighting Indicated Fair Value Range: (Based on the Alternative Weighting Total Fair Value of Equity) $1.30 $1.50 $1.65 $1.90

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Summary Range of Value Valuation Synthesis and Conclusion, continued • Since we are not applying any quantitative weight to the DCF method in this analysis, and since the DCF method provides the lowest range of value indications (i . e . , $ 0 . 95 to $ 1 . 15 per share), a stock tender offer at the low end of the total reasonable range of Cadista stock fair values (i . e . , $ 1 . 60 to $ 2 . 50 per share) would appear reasonable . 11

Willamette Management Associates Confidential - For Discussion Purposes Only Section II Scope of Work 12

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview P URPOSE OF THE V ALUATION AND A NALYTICAL C ONSIDERATIONS • LeClairRyan , on behalf of Jubilant, asked Willamette Management Associates to provide an independent estimate of a reasonable range of fair value for Cadista common stock as of March 31 , 2014 , on a marketable, controlling ownership interest basis . • We understand that Jubilant management may consider our analysis in its negotiations with the Cadista minority shareholders . We understand the minority shareholders have expressed interest in a tender offer . We understand that Jubilant management may decide to make a tender offer to purchase the shares of the Cadista minority shareholders at fair value . • The standard of value used in this valuation is fair value , as defined in Section 262 (h) of the Delaware General Corporations Law . • Our analysis considers the Internal Revenue Service Revenue Ruling 59 - 60 general approaches, methods, and factors in the valuation of the common stock of closely held companies . These factors include the following : • The nature of the business and history of the enterprise • The economic outlook in general and the condition and outlook for the specific industry in particular • The book value of the stock and the financial condition of the business • The earning capacity of the enterprise • The dividend - paying capacity • Sales of stock and the size of the block to be valued • The market prices of stocks of corporations engaged in the same or similar lines of business whose stocks are actively traded in a free and open market, either on an exchange or over the counter • We conducted our analysis under the premise of value in continued use, as a going concern business entity . This premise of value assumes that Cadista will continue to operate as in income producing entity . In our opinion, and based on our analysis, this premise of value represents the highest and best use for the Subject Interest . 13

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview, continued • This engagement was conducted in accordance with the American Institute of Certified Public Accountants (AICPA) Statement on Standards for Valuation Services No . 1 (SSVS 1 ) related to a valuation engagement . • We are independent of Cadista and have no current or proposed financial interest in the valued assets . • The fee for our valuation analysis is in no way contingent on the conclusions reached . V ALUATION A NALYSIS AND P ROCEDURES • We considered all generally accepted business valuation approaches and methods in our analysis, including all generally accepted income approach, market approach, and asset - based approach business valuation methods . • In our valuation analysis, we specifically considered : • the income approach DCF method, • the income approach DCCF method, • t he market approach GMAC method, and • the market approach GPTC method . • In our valuation synthesis and conclusion, we specifically relied on : • the DCCF method, • the GMAC method, and • the GPTC method . 14

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview, continued • For purposes of this analysis, we made such reviews, analyses, and inquiries as we considered necessary and appropriate under the circumstances . Among other things, we performed the following procedures : • Interviewed Jubilant management to discuss the past, current, and prospective results of operations and financial condition of Cadista • Reviewed the following U . S . Securities and Exchange Commission (SEC) forms filed by Cadista : • Form 10 - K filed June 27 , 2014 • Form 8 - K filed June 20 , 2014 • Form 10 - Q filed February 13 , 2014 • Form 10 - K filed July 15 , 2013 • Form 10 - K filed July 13 , 2012 • Reviewed and analyzed the Company’s audited financial statements presented in the aforementioned SEC forms • Reviewed the 5 year projections presentation prepared by Cadista management as of June 2014 for the Cadista board of directors • Researched macroeconomic information and comparative industry data as they relate to the generic pharmaceuticals industry in the U . S . • Analyzed market - based required rates of return information • Reviewed publicly available financial data and information regarding certain companies we considered to provide meaningful benchmark comparisons to Cadista • Reviewed and analyzed acquisition price premium data compiled by Mergerstat Review and Standard and Poor’s (S&P) Capital IQ • Conducted such other studies, analyses, and inquiries as we considered appropriate 15

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Conditions and Limitations • No material limitations were placed on us in connection with our rendering of the value conclusions reached . • We obtained capital market data from various public and private sources and databases that we consider, but do not guarantee, to be reliable . These data include those types of information reasonably relied on by independent financial advisors for this type of valuation analysis . • We assumed the accuracy and completeness of the financial and operational information and of other internal data provided to us, as well as all other publicly available information and data on which we relied . We accepted the information supplied to us by the Company and its advisors without further verification, unless otherwise noted in our analysis . • We assumed that the financial information and forecasts provided to us were reasonably prepared on a basis reflecting the best currently available estimates of the Cadista future results of operations and financial condition . • We were not requested to, and we did not, solicit third - party indications of interest from any party with respect to the valuation analysis . • The purpose of this presentation is to delineate our findings of a reasonable range of fair value for the Subject Interest to the Jubilant Generics, Inc . , board of directors and the executive officers and directors of Jubilant Life Sciences Ltd . This presentation does not constitute a fairness opinion or recommendation to Jubilant as to whether or not Jubilant should enter into any transaction . 16

Willamette Management Associates Confidential - For Discussion Purposes Only Section III Company Summary 17

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Overview • Founded in 1988 , Cadista is a generic pharmaceutical company engaged in the development, manufacture, sale, and distribution of prescription generic pharmaceutical products in the U . S . through its wholly owned subsidiary, Jubilant Cadista Pharmaceuticals Inc . • Generic drug manufacturers like Cadista operate in a specific segment of the broader pharmaceutical industry . A generic drug, as compared to its patented counterpart, has similar biological effects on the human body . Often, the generic drug is manufactured using different chemical compounds . • A generic drug manufacturer such as Cadista has certain value drivers, including : • an FDA license to manufacture drugs in the U . S . or for the U . S . market, • an FDA - approved product portfolio, • the supply of the particular chemical materials that are the active pharmaceutical ingredients (API) in its drugs, • relationships with wholesale and/or retail distribution channels (e . g . , AmerisourceBergen Corp . and Walgreens), and • new drug product research and development capabilities . • Generic drug manufacturers operate at an intermediate point of the generic drug supply chain . The typical generic drug distribution channel is illustrated in Figure 1 below . F IGURE 1 G ENERIC P HARMACEUTICAL D ISTRIBUTION C HANNEL 18 Chemical companies which supply the API (such as Jubilant) ► Generic drug manufacturer with FDA approval (such as Cadista) ► Distributor ► Local Pharmacy ► Patient

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Overview, continued • As of March 31 , 2014 , Cadista marketed 19 products, all of which are prescription generic pharmaceutical products . Six of these products are marketed by Cadista pursuant to a Master Supply Agreement entered into with Jubilant Life Sciences Ltd . (JLSL), the parent company of the Cadista principal shareholder, in May 2011 , which was amended in December 2012 (as amended, the “ 2011 Master Supply Agreement”) . In addition, as of March 31 , 2014 , Cadista has a pipeline consisting of 19 products for which ANDAs were filed with the FDA that had not yet been approved (including 17 products, the ANDAs for which were filed and are owned by JLSL and are covered under the 2011 Master Supply Agreement), and one additional product still in development for which an ANDA has not yet been filed . • Cadista markets and distributes its products through pharmaceutical wholesalers and to chain drug stores and mass merchandisers . For the fiscal year ended March 31 , 2014 , approximately 93 percent of product sales revenue was derived from sales under the Cadista label and approximately 7 percent of product sales were comprised of private label product sales (which products are sold by a customer under its name) . In addition to Cadista product sales revenue, from time to time Cadista provides drug development and manufacturing services to JLSL and third parties . These activities represent an immaterial amount of total revenue . 19 • Cadista operates from a 90 , 489 square foot headquarters and manufacturing facility in Salisbury, Maryland, which accommodates manufacturing, warehousing, research and development, and sales . Cadista also leases 4 , 274 square feet of office space in Horsham, Pennsylvania, for certain administrative and sales functions . • Cadista has 277 full - time nonlabor union employees ( 267 people located at the Salisbury, Maryland, office/facility and 10 people located at the Horsham, Pennsylvania, office) and 68 temporary nonlabor union employees . Cadista Customer Mix

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Product Portfolio C ADISTA G ENERIC P RODUCT P ORTFOLIO 20 Footnotes : [a] Risperidone tablets (generic equivalent of Risperdal ® ) is a separate product from the Risperidone orally disintegrating tablet (ODT) product (generic equivalent of Risperdal ® M - Tabs) that is covered by the Cadista 2011 Master Supply Agreement with Jubilant. [b] As of March 31, 2014, Cadista has not marketed Risperidone or Cetirizine tablets. Cadista is evaluating the appropriate market opportunities to launch its marketing of Cetirizine and Risperidone .

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Product Portfolio, continued J UBILANT - PROVIDED G ENERIC P RODUCTS U NDER THE 2011 M ASTER S UPPLY A GREEMENT 21

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Financial Statement Analysis B ALANCE S HEET F UNDAMENTALS 22 23,011 30,846 36,358 68,511 107,869 138,103 - 50,000 100,000 150,000 2009 2010 2011 2012 2013 2014 Total Assets ($000) Fiscal Year Ended March 31, Chart 1 Cadista Historical Total Assets Year - Over - Year 14,098 12,964 13,342 11,731 10,132 10,679 - 5,000 10,000 15,000 20,000 2009 2010 2011 2012 2013 2014 Total Liabilities ($000) Fiscal Year Ended March 31, Chart 2 Cadista Historical Total Liabilities Year - Over - Year 12,336 12,339 12,909 15,448 19,427 21,269 - 5,000 10,000 15,000 20,000 25,000 2009 2010 2011 2012 2013 2014 Net Fixed Assets ($000) Fiscal Year Ended March 31, Chart 3 Cadista Historical Net Fixed Assets Year - Over - Year 8,913 15,890 23,016 56,137 96,483 126,407 - 50,000 100,000 150,000 2009 2010 2011 2012 2013 2014 Total Equity ($000) Fiscal Year Ended March 31, Chart 4 Cadista Historical Total Equity Year - Over - Year

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Financial Statement Analysis, continued I NCOME S TATEMENT F UNDAMENTALS 23 FYE 2009 FYE 2010 FYE 2011 FYE 2012 FYE 2013 FYE 2014 Revenue 22,056 28,773 42,171 90,987 114,901 107,661 Gross Profit 5,087 6,867 14,730 56,196 72,765 55,680 Income from Operations (3,421) 467 8,409 49,824 64,315 45,569 EBITDA 128 2,919 9,982 51,020 66,676 52,405 EBIT (965) 1,716 8,644 49,474 64,239 50,244 Net Income (4,102) 4,977 7,126 33,121 40,346 29,924 (20,000) - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 Dollars ($000) Chart 5 Cadista Historical Income Statement and Financial Fundamentals Year - Over - Year FYE = Fiscal year ended EBITDA = Earnings before interest, taxes, depreciation, and amortization EBIT = Earnings before interest and taxes

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Financial Statement Analysis, continued C ASH F LOW S TATEMENT F UNDAMENTALS 24 4,855 1,044 (1,187) (6,853) - - (8,000) (6,000) (4,000) (2,000) - 2,000 4,000 6,000 2009 2010 2011 2012 2013 2014 Cash Flow f rom Financing Activities ($000) Fiscal Year Ended March 31, Chart 7 Cadista Historical Cash Flow from Financing Activities Year - Over - Year (1,164) (722) (1,804) (14,190) (27,347) (18,627) (30,000) (25,000) (20,000) (15,000) (10,000) (5,000) - 2009 2010 2011 2012 2013 2014 Cash Flow from Investing Activities ($000) Fiscal Year Ended March 31, Chart 8 Cadista Historical Cash Flow from Investing Activities Year - Over - Year (287) (264) 492 1,375 3,473 5,493 (1,000) - 1,000 2,000 3,000 4,000 5,000 6,000 2009 2010 2011 2012 2013 2014 Net Cash Flow ($000) Fiscal Year Ended March 31, Chart 9 Cadista Historical Net Cash Flow Year - Over - Year (3,978) (587) 3,483 22,418 30,820 24,120 (10,000) (5,000) - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 2009 2010 2011 2012 2013 2014 Cash Flow from Operations ($000) Fiscal Year E nded March 31, Chart 6 Cadista Historical Cash Flow from Operations Year - Over - Year

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Financial Statement Analysis, continued V ARIOUS F INANCIAL F UNDAMENTALS 25 8,956 5,020 6,845 - - - - 2,000 4,000 6,000 8,000 10,000 2009 2010 2011 2012 2013 2014 Interest - Bearing Debt ($000) Fiscal Year Ended March 31, Chart 10 Cadista Historical Interest - Bearing Debt Year - Over - Year 1,164 730 1,811 4,190 7,367 3,852 - 2,000 4,000 6,000 8,000 2009 2010 2011 2012 2013 2014 Capital Expenditures ($000) Fiscal Year Ended March 31, Chart 11 Cadista Historical Capital Expenditures Year - Over - Year 3,618 4,981 13,697 28,526 40,636 46,324 - 10,000 20,000 30,000 40,000 50,000 2009 2010 2011 2012 2013 2014 Net Operating Working Capital ($000) Fiscal Year Ended March 31, Chart 12 Cadista Historical Net Operating Working Capital Year - Over - Year FYE 2010 FYE 2011 FYE 2012 FYE 2013 FYE 2014 Basic $0.04 $0.06 $0.28 $0.34 $0.26 - 0.10 0.20 0.30 0.40 Earnings per Share ($) Chart 13 Cadista Historical Earnings per Share Year - Over - Year

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Management and Board of Directors 26 C ADISTA M ANAGEMENT T EAM AND B OARD OF D IRECTORS Cadista Management Team Scott B. Delaney Chief executive o fficer Kamal Mandan Chief financial officer Ward W. Barney Chief o perations officer Travis Roberts Vice president of marketing and corporate s trategy Scott Butchley Director of h uman resources Richard Adkins Director of manufacturing Toby Bans Director of national a ccounts Mark Dudick Senior director of n ational accounts Rajan Embran Director of regulatory a ffairs Brian Lundberg Director of q uality assistance Neal Miler Director of national a ccounts Michael Monico Director of engineering and maintenance Shirish Valsangikar Senior director of quality Cadista Board of Directors Scott B. Delaney Member, internal Kamal Mandan Member, internal Neeraj Agarwal Member, external R. Sankaraiah Member, external Frank C. Becker Member, external Arun Seth Member, external

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary Ownership and Interrelationships 27 C ADISTA O WNERSHIP AND I NTERRELATIONSHIP C HART Jubilant Generics, Inc. Jubilant Life Sciences Ltd . (India) Jubilant Pharma Ltd. (Singapore) Jubilant Pharma Holdings, Inc. Cadista Holdings Inc . Jubilant Cadista Pharmaceuticals Inc . Minority Shareholders 100% 100% 17.62% 82.38% 100 % Chart 14 Cadista Ownership and Interrelationships As of March 31, 2014 100%

Willamette Management Associates Confidential - For Discussion Purposes Only Section IV Valuation Analysis 28

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Assumptions and Notes • We considered the following generally accepted business valuation approaches to estimate the value of the Subject Interest : • The income approach estimates business value based on the present value of expected future economic benefits . Value indications are developed by discounting future net cash flow to present value at a discount rate that reflects both the current return requirements of the market and the risks inherent in the specific investment . • The market approach estimates the business value through an analysis of recent sales or offerings of guideline businesses or ownership interests . • The asset - based approach estimates the business value as the value of all of the entity’s assets (both tangible and intangible) less the value of all of the entity’s liabilities (both recorded and contingent) . • Our valuation is based on consideration of the Cadista historical financial results of operations and Cadista management - prepared financial projections . • After considering each of the three generally accepted business valuation approaches, we selected and applied the income approach (specifically the DCCF method, after considering the DCF method discussed further below) and the market approach (specifically the GMAC method and the GPTC method) . • In order to identify guideline companies and transactions, we considered multiple databases and publicly available information . In the case of Cadista, we considered Standard Industrial Classification (SIC) code 2834 , pharmaceutical preparations, to identify a set of guideline companies and transactions . • Cadista is a publicly registered company but not a publicly listed or publicly traded company . There have been no publicly disclosed transactions of Cadista stock during the three years prior to our analysis . 29

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Assumptions and Notes, continued • The DCCF method estimates value based on capitalizing the subject company’s normalized net cash flow . The following inputs are analyzed in this method : the normalized net cash flow to invested capital, growth rate analysis, and direct capitalization rate analysis . • The GMAC method uses pricing evidence extracted from guideline companies that were recently merged or acquired and that are in a similar line of business to the company . • The GPTC method uses selected publicly traded company valuation pricing multiples applied to the company’s financial fundamentals to determine a value . • The asset - based approach is based on the economic principle of substitution — that an investor will pay no more for a business entity than the cost to obtain, either through purchase or development, an efficiently organized assemblage of assets of equal utility . • In our opinion, the valuation of Cadista is best achieved through valuation approaches and methods that focus on earnings and earnings potential rather than on the underlying assets used in operations . For this reason, we considered, but we did not use, the asset - based approach in our analysis . • We considered, but we did not quantitatively rely on, the DCF method analysis . This is because, in our opinion, the 5 - year financial projections prepared by Cadista management represents a company in transition . Our analysis considers the value of the company that exists as of the valuation date . 30

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Assumptions and Notes, continued • On Exhibit 24 , we present an alternative valuation synthesis and conclusion that specifically incorporates the DCF method valuation analysis in determining a range of fair value for the Cadista common stock . In many cases, we apply primary weight to the DCF method in our valuation analyses . This is because the DCF method incorporates management’s expectations of future results of operations . • The DCF method is a commonly used business valuation method . In this case, the management - prepared projections incorporate the significant working capital requirements and capital expenditures necessary to expand the Company’s generic pharmaceuticals distribution capabilities . • Our concluded reasonable range of fair values would be lower if we assigned weight to the DCF method value indication . If 50 percent weight was applied to the DCF method value indication, the Cadista stock fair value range would be between $ 1 . 30 and $ 1 . 65 per share, as shown on Exhibit 24 and the chart below . 31 $1.60 $1.60 $1.80 $0.95 $2.50 $2.50 $2.05 $1.15 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Alternative Weighting Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.30 $1.65 Alternative Weighting Indicated Fair Value Range: (Based on the Alternative Weighting Total Fair Value of Equity) $1.50

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Overview • The DCCF method estimates the value of a company by capitalizing normalized next period net cash flow by a market - based rate of return . • The DCCF method is based on the principle that value equals the present value of future economic benefits . The DCCF method applies the assumption of constant growth to the future economic benefits . Applied to the valuation of a closely held company, the DCCF method involves the following steps : • E stimate next period normalized net cash flow • Project the e xpected long - term growth rate • Estimate the appropriate risk - adjusted direct capitalization rate • Estimate an overall value indication • The following pages present our analysis of the Cadista cost of equity capital, weighted average cost of capital and direct capitalization rate, and the DCCF method value conclusion . 32

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Cost of Equity Capital 33 Cost of Equity Capital Cost of Equity Capital Component Build-up Model Risk-Free Rate of Return 3.31% Long-Term Equity Risk Premium 6.18% Size Equity Risk Premium 3.87% Industry Equity Risk Premium -1.79% Company-Specific Equity Risk Premium 5% Equals: Indicated Cost of Equity [Rounded] 16.6% Modified Capital Asset Pricing Model Risk-Free Rate of Return 3.31% Long-Term Equity Risk Premium 6.18% Industry Beta 0.80 Beta-adjusted Equity Risk Premium 4.94% Size Equity Risk Premium 3.87% Company-Specific Equity Risk Premium 5% Equals: Indicated Cost of Equity [Rounded] 17.1% Duff & Phelps Model Risk-Free Rate of Return 3.31% Long-Term Equity Risk Premium 10.64% Company-Specific Equity Risk Premium 5% Equals: Indicated Cost of Equity [Rounded] 19.0% Selected Cost of Equity Capital [Rounded] 17%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Weighted Average Cost of Capital and Direct Capitalization Rate 34 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital 17% Cost of Debt Capital Pretax Cost of Debt 5.0% Income Tax Rate 38% Total After-Tax Cost of Debt 3.1% Optimal Market-based Capital Structure Equity in Capital Structure 90% Debt in Capital Structure 10% 100% Discount Rate (Weighted Average Cost of Capital) 16% Less: Expected Long-Term Growth Rate 2% Equals: Direct Capitalization Rate 14%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Value Summary 35 Normalized Value EBITDA Component $000 Weight $000 Normalized EBITDA Twelve Months Ended March 31, 2014 50,755 100% 50,755 100% 50,755 Net Cash Flow Estimation: Normalized Current Period EBITDA 50,755 Less: Normalized Depreciation and Amortization Expense (3,000) Equals: Normalized Current Period EBIT 47,755 Less: Provision for Income Taxes 38% (18,147) Equals: Current Period Net Income to Invested Capital 29,608 Plus: Normalized Depreciation and Amortization Expense 3,000 Less: Normalized Capital Expenditures (3,000) Less: Net Operating Working Capital Additions (5,000) 24,608 Sensitivity Analysis Low Indicated High Equals: Normalized Current Period Net Cash Flow to Invested Capital 24,608 24,608 24,608 Multiplied by: (1 + Current Period Expected Long-Term Growth Rate) 1% 2% 3% Equals: Normalized Next Period Expected Net Cash Flow to Invested Capital 24,854 25,100 25,346 Divided by: Direct Capitalization Rate 15% 14% 13% Equals: Indicated Fair Value of Invested Capital 165,695 179,288 194,972 Equals: Indicated Fair Value of Invested Capital [Rounded] 165,000$ 180,000$ 195,000$ EBITDA = Earnings before interest, taxes, depreciation, and amortization EBIT = Earnings before interest and taxes

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GMAC Method Overview • In the GMAC method, implied market - derived valuation pricing multiples are extracted from selected guideline company acquisition prices and financial statement fundamentals . • Applied to the valuation of a closely held company, the GMAC method involves the following steps : • Select the applicable Cadista latest twelve month (LTM) financial fundamentals • Calculate the range of transaction pricing multiples from the selected guideline company group • Select the transaction pricing multiples to be applied to the Cadista LTM financial fundamentals • Estimate an overall value indication • In our search for guideline transactions, we considered the S&P Capital IQ, FactSet Mergers, Bloomberg, Thompson ONE, and Pratt’s Stats databases to conclude that seven companies acquired between 2011 and the valuation date provided a reasonable guideline benchmark for purposes of comparison to Cadista . • Due to the availability of data for the selected guideline transactions, we considered market value of invested capital (MVIC) valuation pricing multiples for the LTM period financial metric of revenue . • The selected transactions, revenue pricing multiples, the LTM period revenue of Cadista, the selected range of revenue pricing multiples, and the resulting range of indicated values from this method are presented on the following page . 36

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GMAC Method Value Summary 37 Target Target MVIC/ Transaction Company Company Revenue MVIC Revenue EBITDA Pricing Target Company Buyer Company Date $000 $000 $000 Multiples Hi-Tech Pharmacal Co, Inc. 8/27/13 534,460 232,374 47,720 2.3 Cypress Pharmaceutical, Inc. 12/28/12 139,990 47,000 (743) 3.0 Par Pharmaceutical Company, Inc. 9/28/12 1,977,970 1,041,037 238,310 1.9 URL Pharma, Inc. 6/4/12 800,000 600,000 NA 1.3 Ascent Pharmahealth Ltd (Australia) 1/23/12 392,730 157,092 19,539 2.5 Paddock Laboratories, LLC 7/26/11 540,000 200,000 NA 2.7 King Pharmaceuticals, Inc. 1/28/11 3,221,640 1,534,114 350,178 2.1 High 3,221,640 1,534,114 350,178 3.0 3rd Quartile 1,388,985 820,518 238,310 2.6 Median 540,000 232,374 47,720 2.3 1st Quartile 463,595 178,546 19,539 2.0 Low 139,990 47,000 (743) 1.3 Mean 1,086,684 544,517 131,001 2.3 Har Mean 2.1 St Dev 0.5 Coeff. Var. 24.1 Akorn, Inc. TPG Capital Pernix Therapeutics Holdings, Inc. Takeda Pharmaceuticals U.S.A., Inc. Watson Pharamaceuticals, Inc. Perrigo Company Public Limited Company Pfizer, Inc. Sensitivity Analysis Low Indicated High Cadista LTM Period Revenue ($000s) 107,661 107,661 107,661 Multiplied by: Selected Revenue Pricing Multiple 1.3 1.8 2.3 Equals: Indicated Fair Value of Invested Capital 139,959 193,790 247,620 140,000$ 195,000$ 250,000$ Equals: Indicated Fair Value of Invested Capital [Rounded] MVIC = Market value of invested capital EBITDA = Earnings before interest, taxes, depreciation, and amortization

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Overview • The GPTC method is based on the comparison between a subject company and guideline publicly traded companies . Market pricing multiples are developed based on the guideline companies financial fundamentals and quoted trading prices . The implied pricing multiples are then applied to the subject company’s financial fundamentals to arrive at value indications . • The general steps of the GPTC method are summarized as follows : • Identify a set of guideline publicly traded companies • Calculate market - derived valuation pricing multiples based on the guideline companies’ quoted trading prices and financial fundamentals • Select appropriate market - derived valuation pricing multiples to be applied to the subject company’s financial fundamentals • Calculate one or more value indications for the subject company based on the application of the selected market - derived valuation pricing multiples • Estimate an overall value indication • Since the market - derived valuation pricing multiples used in this method are based on noncontrolling ownership interest sale transactions in the public market, the resulting value indications are concluded on a noncontrolling ownership interest basis . Since our valuation objective is to conclude invested capital on a controlling interest basis, we applied a 20 percent ownership control price premium to the GPTC method range of indicated values . • Using descriptions provided by S&P Capital IQ, as well as information from SEC Forms 10 - K, 10 - Q, and 8 - K, we concluded that four publicly traded companies provide a reasonable peer group comparison from an investment perspective . We selected the following guideline companies : (1) Impax Laboratories ( NasdaqGS : IPXL ) ; (2) Teva Pharmaceutical Industries Limited (NYSE : TEVA) ; (3) Wockhardt Ltd . (BSE : 532300 ) ; and (4) Mayne Pharma Group Limited (ASX : MYX) . • A comparison of these selected guideline publicly traded companies and the range of values derived by the GPTC method follows . 38

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Comparison of Operating Performance 39 Size ($000s) Size ($000s) (LTM Revenue) (LTM Total Assets) Teva Pharmaceutical Industries Limited 20,314,000 Wockhardt Ltd. 1,033,137 Impax Laboratories Inc. 511,502 Mayne Pharma Group Limited 111,041 Cadista Holdings Inc. and Subsidiaries 107,661 LTM Profitability (%) LTM Profitability (%) (EBIT to Revenue) (EBITDA to Revenue) Cadista Holdings Inc. and Subsidiaries 45.1% Wockhardt Ltd. 34.9% Teva Pharmaceutical Industries Limited 19.4% Mayne Pharma Group Limited 17.3% Impax Laboratories Inc. 6.0% Liquidity Leverage (%) (Current Ratio) (Equity to Total Capital) Cadista Holdings Inc. and Subsidiaries 10.8 Impax Laboratories Inc. 4.3 Mayne Pharma Group Limited 1.9 Wockhardt Ltd. 1.9 Teva Pharmaceutical Industries Limited 1.1 Activity Activity (Working Capital Turnover) (Days in Inventory - FIFO) Teva Pharmaceutical Industries Limited 11.6 Mayne Pharma Group Limited 4.7 Wockhardt Ltd. 3.7 Cadista Holdings Inc. and Subsidiaries 1.3 Impax Laboratories Inc. 1.0 Size ($000s) (LTM Total Assets) Teva Pharmaceutical Industries Limited 47,508,000 Wockhardt Ltd. 1,112,450 Impax Laboratories Inc. 996,923 Mayne Pharma Group Limited 229,508 Cadista Holdings Inc. and Subsidiaries 138,103 LTM Profitability (%) (EBITDA to Revenue) Cadista Holdings Inc. and Subsidiaries 47.1% Wockhardt Ltd. 37.1% Teva Pharmaceutical Industries Limited 27.5% Mayne Pharma Group Limited 25.2% Impax Laboratories Inc. 13.0% Leverage (%) (Equity to Total Capital) Impax Laboratories Inc. 100% Cadista Holdings Inc. and Subsidiaries 100% Mayne Pharma Group Limited 71% Teva Pharmaceutical Industries Limited 65% Wockhardt Ltd. 57% Activity (Days in Inventory - FIFO) Teva Pharmaceutical Industries Limited 192.2 Wockhardt Ltd. 191.6 Cadista Holdings Inc. and Subsidiaries 172.0 Mayne Pharma Group Limited 93.0 Impax Laboratories Inc. 85.6 Growth (%) Growth (%) (Historical 3-Year Revenue Growth) (Projected 2-Year EBITDA Growth) Mayne Pharma Group Limited 33.9% Wockhardt Ltd. 10.8% Cadista Holdings Inc. and Subsidiaries 5.8% Teva Pharmaceutical Industries Limited 5.3% Impax Laboratories Inc. -0.1% Growth (%) (Projected 2-Year EBITDA Growth) Mayne Pharma Group Limited 116.3% Impax Laboratories Inc. 36.6% Teva Pharmaceutical Industries Limited -13.3% Cadista Holdings Inc. and Subsidiaries -48.7% Wockhardt Ltd. -64.2% LTM = Latest twelve months EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization FIFO = First - in, first - out

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Value Summary 40 EBITDA = Earnings before interest, taxes, depreciation, and amortization MVIC = Market value of invested capital Footnotes : [ a] Implied invested capital is calculated as the Cadista EBITDA multiplied by the respective EBITDA pricing multiple multiplied by 50 percent . A decrease of 50 percent in the indicated pricing multiples is driven by Cadista - specific risks, including : higher dependence on key products, lower growth outlook and capacity for growth, smaller size of operations, fewer new product launches than competitors, lower earnings quality, key person risk, and other company - specific factors that affect the ability of Cadista to increase EBITDA . Additionally, Cadista EBITDA is forecast to decline in the outlook period . [b] Implied invested capital is calculated as the Cadista revenue multiplied by the respective revenue pricing multiple . Note : The indicated invested capital values are based on the shaded data points . Using the shaded indicated values, the following statistics can be derived : (1) the low is $ 84 , 360 ; (2) the first quartile is $ 123 , 974 ; (3) the median is $ 166 , 026 ; (4) the third quartile is $ 213 , 890 ; and (5) the high is $ 237 . 027 . The selected statistics were rounded to the nearest $ 10 million to conclude the first quartile, median, and third quartile fair values . Selected Guideline Publicly Traded Company Pricing Multiples EBITDA Value Metric Low 1st Qrt. Median 3rd Qrt. High MVIC / EBITDA: Projected Year 2 9.3 9.3 10.5 13.9 20.2 Projected Year 1 11.1 11.4 11.7 13.8 19.2 Latest 12 Months 3.3 8.5 15.2 22.0 27.7 Cadista EBITDA Range of Values $000 Low 1st Qrt. Median 3rd Qrt. High Implied Invested Capital: Projected Year 2 26,044 121,065 121,081 137,253 180,989 263,694 Projected Year 1 36,063 199,354 205,029 211,393 248,428 346,119 Latest 12 Months 50,755 84,360 215,406 384,718 558,205 701,775 Revenue Value Metric Low 1st Qrt. Median 3rd Qrt. High MVIC / Revenue: Projected Year 2 1.8 2.6 3.0 3.2 3.4 Projected Year 1 2.0 2.6 3.2 3.5 3.5 Latest 12 Months 1.2 2.4 3.2 4.0 5.1 Cadista Revenue Range of Values $000 Low 1st Qrt. Median 3rd Qrt. High Implied Invested Capital: Projected Year 2 130,738 237,027 339,417 391,775 419,039 446,142 Projected Year 1 110,930 218,735 293,831 354,129 389,609 390,255 Latest 12 Months 107,661 132,699 260,023 345,162 427,526 546,521 Indicated Indicated Invested Invested Sensitivity Analysis Capital Capital 1st Quartile of Shaded Ranges of Fair Values [Rounded] 120,000$ -$ 24,000$ 145,000$ Median Indication of Shaded Ranges of Fair Values [Rounded] 170,000$ -$ 34,000$ 205,000$ 3rd Quartile of Shaded Ranges of Fair Values [Rounded] 210,000$ -$ 42,000$ 250,000$ Less: Interest- Bearing Debt Implied Cadista Invested Capital ($000) Based on EBITDA Pricing Multiples [a] Implied Cadista Invested Capital ($000) Based on Revenue Pricing Multiples [b] Selected Guideline Publicly Traded Company Pricing Multiples Plus: 20 Percent Control Price Premium

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Value Indication Invested Capital Range F AIR V ALUE OF I NVESTED C APITAL • In synthesizing the value conclusions of the DCCF method, GMAC method, and the GPTC method, we applied 80 percent weight to the income approach methods and 20 percent weight to the market approach methods . • Within the income approach methods, we applied no weight to the DCF method . This is because the value indication from this method was significantly lower than the value indications from the other three valuation methods . Cadista management’s 5 - year financial projections represent a company in transition that requires significant working capital additions and capital expenditures . We applied an 80 percent income approach weighting to the DCCF method . • Within the market approach methods, we applied equal weight (or 10 percent each) to the GMAC method and the GPTC method . • Of the three valuation methods we assigned weight to, the DCCF method provides the most relevant fair value indication of Cadista invested capital . Therefore, we assigned a weight of 80 percent to the DCCF method, a 1 0 percent weight to the GMAC method, and a 10 percent weight to the GPTC method . Based on this relative weight, the range of fair value of invested capital for Cadista, as of the valuation date, is between $ 160 million and $ 210 million . 41 Footnote: [a] On a marketable, controlling interest basis. Level of Relative Range of Value Valuation Approach and Valuation Method Value Emphasis Low Indicated High Income Approach - Discounted Cash Flow Method [a] 0% 65,000,000 75,000,000 90,000,000 Income Approach - Direct Capitalization of Cash Flow Method [a] 80% 165,000,000 180,000,000 195,000,000 Market Approach - Guideline Merged and Acquired Company Method [a] 10% 140,000,000 195,000,000 250,000,000 Market Approach - Guideline Publicly Traded Company Method [a] 10% 145,000,000 205,000,000 250,000,000 Fair Value of Invested Capital [Rounded] [a] 100% 160,000,000 180,000,000 210,000,000

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Value Indication Value of Equity Adjustments I NTEREST - B EARING D EBT • To arrive at an indicated value of equity, we subtracted the Cadista interest - bearing debt . As of the valuation date, Cadista does not have any interest - bearing debt ; therefore, the invested capital value is equivalent to market value of equity . L OANS TO R ELATED P ARTY (C URRENT AND L ONG - T ERM ) • Cadista has three interest - bearing loans to related parties totaling $ 45 , 688 , 000 (including interest) as of the valuation date : • HSL Holdings Inc . – $ 10 , 000 , 000 loan with semiannual interest payable currently at 5 percent per annum due November 28 , 2014 (the “ 2011 Loan”) • HSL Holdings Inc . – $ 20 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due January 31 , 2015 (the “ 2013 Loan”) • Jubilant Draximage Inc . – $ 15 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due August 22 , 2014 (the “ Draximage Loan”) T OTAL F AIR V ALUE OF E QUITY R ANGE • Based on the weighting we assigned to the individual value indications, we derived a reasonable range of fair value of the total Cadista equity, as of the valuation date, between $ 205 . 7 million and $ 255 . 7 million . 42 Equals: Total Fair Value of Equity 205,688,000$ 225,688,000$ 255,688,000$

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Value Conclusion F AIR V ALUE OF E QUITY P ER S HARE R ANGE • We divided the indicated value range of equity by the total number of shares issued and outstanding as of the valuation date, which is 117 , 797 , 180 shares . Based on our analysis, and in our opinion, the indicated range of fair value of the Cadista common stock, based on the above indicated total fair value of equity weighted indications of $ 205 , 688 , 000 to $ 255 , 688 , 000 , as of March 31 , 2014 , is : $1.75 to $2.15 Per Share . • Based on our analysis, and in our opinion, the total reasonable range of fair value of the Cadista common stock, based on the individual value indications that we assigned weight to, as of March 31 , 2014 , is : $1.60 to $2.50 Per Share. 43 $1.60 $1.60 $1.80 $0.95 $2.50 $2.50 $2.05 $1.15 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.75 $2.15 Indicated Fair Value Range: (Based on the Weighted Total Fair Value of Equity) Alternative Weighting Indicated Fair Value Range: (Based on the Alternative Weighting Total Fair Value of Equity) $1.30 $1.50 $1.65 $1.90

Willamette Management Associates Confidential - For Discussion Purposes Only Section V Appendixes 44 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Cadista Holdings Inc. and Subsidiaries Page 45

EXHIBIT 1
CADISTA HOLDINGS INC. AND SUBSIDIARIES
COMMON STOCK
FAIR VALUE
VALUATION SYNTHESIS AND CONCLUSION
AS OF MARCH 31, 2014

Valuation Approach and Valuation Method	Level of Value	Relative Emphasis	Range of Value Low	Indicated	High	Exhibit Reference
Income Approach - Discounted Cash Flow Method	[a]	0%	65,000,000	75,000,000	90,000,000	Exhibit 11
Income Approach - Direct Capitalization of Cash Flow Method	[a]	80%	165,000,000	180,000,000	195,000,000	Exhibit 17
Market Approach - Guideline Merged and Acquired Company Method	[a]	10%	140,000,000	195,000,000	250,000,000	Exhibit 18
Market Approach - Guideline Publicly Traded Company Method	[a]	10%	145,000,000	205,000,000	250,000,000	Exhibit 19
Fair Value of Invested Capital [Rounded]	[a]	100%	160,000,000	180,000,000	210,000,000	
Less: Long-Term, Interest-Bearing Debt			-	-	-	Exhibit 5
Equals: Indicated Value of Equity	[a]		160,000,000	180,000,000	210,000,000	
Nonoperating and Excess Assets/Liabilities						
Plus: Loans to Related Party (Current and Long-Term)	[a]		45,688,000	45,688,000	45,688,000	Exhibit 2
Equals: Total Fair Value of Equity	**[a]**		**$205,688,000**	**$225,688,000**	**$255,688,000**	
Divided by: Number of Shares Issued and Outstanding			117,797,180	117,797,180	117,797,180	
Equals: Fair Value Per Share	**[a]**		**$ 1.75**	**$ 1.90**	**$ 2.15**	


Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range
Income Approach:
Discounted Cash Flow Method
$0.95
$1.15
Direct Capitalization of Cash Flow Method
$1.80
$2.05
Market Approach:
Guideline Merged and Acquired Company Method
$1.60
$2.50
Guideline Publicly Traded Company Method
$1.60
$2.50
$0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75
Indicated Fair Value Range:
(Based on the Weighted Total Fair Value of Equity)
$1.75
$1.90
$2.15

Footnote:
[a] On a marketable, controlling interest basis.
Sources: Exhibits as cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 46 EXHIBIT 2 CADISTA HOLDINGS INC. AND SUBSIDIARIES HISTORICAL AND COMMON SIZE BALANCE SHEETS As of As of or Near March 31, As of As of or Near March 31, 3/31/14 2013 2012 2011 2010 2009 3/31/14 2013 2012 2011 2010 2009 $000 $000 $000 $000 $000 $000% % % % % % ASSETS Current Assets: Cash and Cash Equivalents 11,110 5,615 2,134 759 302 566 0 8. 2 5. 1 3. 1 2. 0 1. 5 2. Accounts Receivable - Net 23,443 22,063 20,174 10,365 6,584 3,429 0 17. 5 20. 4 29. 5 28. 3 21. 9 14. Unbilled Revenue - - - - 63 - - - - - 2 0. - Due from Related Parties 45,688 10,821 10,387 200 192 1,191 1 33. 0 10. 2 15. 6 0. 6 0. 2 5. Inventory 25,573 23,431 14,734 7,828 6,100 5,107 5 18. 7 21. 5 21. 5 21. 8 19. 2 22. Prepaids and Other Receivables 609 630 457 225 178 224 4 0. 6 0. 7 0. 6 0. 6 0. 0 1. Deferred Tax Assets (Current) 9,438 4,644 4,892 1,776 - - 6.8 4.3 7.1 4.9 - -Total Current Assets 115,861 67,204 52,778 21,153 13,420 10,517 83.9 3 62. 0 77. 2 58. 5 43. 7 45. Fixed Assets: Land 1,044 1,044 340 340 340 340 8 0. 0 1. 5 0. 9 0. 1 . 5 1. Buildings and Improvements 9,573 9,509 6,725 6,536 6,177 6,173 6.9 8 . 8 9. 0 18. 0 20. 8 26. Machinery and Equipment 17,328 15,682 13,219 11,190 10,280 9,340 5 12. 5 14. 3 19. 8 30. 3 33. 6 40. Office Furniture and Equipment 850 738 651 533 506 485 6 0. 7 0. 0 1. 5 1. 6 1. 1 2. Computers and Software 743 673 432 408 337 242 5 0. 6 0. 6 0. 1 . 1 . 1 . Vehicles 18 18 18 18 18 18 0 . 0 . 0 . 0 . 1 0. 1 0. Capital Work in Process 4,381 2,533 2,483 788 277 154 3.2 2.3 3.6 2.2 0.9 0.7 Gross Fixed Assets 33,937 30,197 23,868 19,813 17,933 16,751 24.6 0 28. 8 34. 5 54. 1 58. 8 72. Accumulated Depreciation (12,668) (10,770) (8,420) (6,904) (5,594) (4,415) (9.2) (10.0) (12.3) (19.0) (18.1) (19.2) Net Fixed Assets 21,269 19,427 15,448 12,909 12,339 12,336 15.4 0 18. 5 22. 5 35. 0 40. 6 53. Other Assets: Restricted Cash 25 27 35 35 - - 0 . 0 . 1 0. 1 0. - - Deferred Tax Assets (Noncurrent) - - - 2,082 4,885 - - - - 7 5. 8 15. - Loan to Related Party - 20,000 - - - - - 5 18. - - - - Intangible Assets, Net (ANDAs and Capital WIP) 948 1,211 250 179 202 158 0.7 1.1 0.4 0.5 0.7 0.7 Total Other Assets 973 21,238 285 2,296 5,086 158 0.7 19.7 0.4 6.3 16.5 0.7 TOTAL ASSETS 138,103 107,869 68,511 36,358 30,846 23,011 100.0 100.0 100.0 100.0 100.0 100.0 LIABILITIES AND SHAREHOLDERS’ EQUITY Current Liabilities: Accounts Payable 1,738 3,734 2,606 1,840 2,466 2,931 3 1. 5 3. 8 3. 1 5. 0 8. 7 12. Short-Term Borrowings - - - 4,853 3,036 2,996 - - - 3 13. 8 9. 0 13. Due to Related Parties 1,993 2,193 3,146 2,876 4,177 1,274 1.4 0 2. 6 4. 9 7. 5 13. 5 . Deferred Revenue - - 249 249 374 - - - 4 0. 7 0. 2 1. - Other Current Liabilities 6,882 4,139 5,664 1,466 861 871 0 5. 8 3. 3 8. 0 4. 8 2. 8 3. Dividend Payable 66 66 66 66 66 66 0 . 1 0. 1 0. 2 0. 2 0. 3 0. Current Portion of Long-Term Debt - - - 1,992 1,984 5,960 - - - 5.5 6.4 25.9 Total Current Liabilities 10,679 10,132 11,731 13,342 12,964 14,098 7.7 4 9. 1 17. 7 36. 0 42. 3 61. Long-Term Liabilities: Long-Term Debt, Less Current Maturities - - - - 1,992 - - - - - 5 6. - Deferred Tax Liability (Noncurrent) 1,017 1,254 643 - - - 0.7 1.2 0.9 - - -Total Long-Term Liabilities 1,017 1,254 643 - 1,992 - 0.7 1.2 0.9 - 6.5 -Total Liabilities 11,696 11,386 12,374 13,342 14,956 14,098 8.5 6 10. 1 18. 7 36. 5 48. 3 61. Shareholders’ Equity: Equity Shares at $0.001 par value 120,000,000 shares authorized; issued and outstanding - 117,797,180 shares 118 118 118 118 118 111 1 0. 1 0. 2 0. 3 0. 4 0. 5 0. Additional Paid-In Capital 38,755 38,755 38,755 38,755 38,756 36,762 28.1 9 35. 56.6 6 106. 6 125. 159.8 Retained Earnings 87,534 57,610 17,264 (15,857) (22,983) (27,960) 63.4 53.4 25.2 (43.6) (74.5) (121.5) Total Shareholders’ Equity 126,407 96,483 56,137 23,016 15,890 8,913 91.5 89.4 81.9 63.3 51.5 38.7 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY 138,103 107,869 68,511 36,358 30,846 23,011 100.0 100.0 100.0 100.0 100.0 100.0 ANDA = Abbreviated new drug application WIP = Work in progress Sources: Audited financial statements for all time periods.

Cadista Holdings Inc. and Subsidiaries Page 47 EXHIBIT 3 CADISTA HOLDINGS INC. AND SUBSIDIARIES HISTORICAL AND COMMON SIZE INCOME STATEMENTS 3 3 LTM LTM Three Three Ended Fiscal Years Ended on or Near March 31, Ended Fiscal Years Ended on or Near March 31, Year Year 3/31/14 2013 2012 2011 2010 2009 3/31/14 2013 2012 2011 2010 2009 Average Median $000 $000 $000 $000 $000 $000% % % % % % % % Revenue 107,661 114,901 90,987 42,171 28,773 22,056 0 100. 0 100. 0 100. 0 100. 0 100. 100.0 100.0 100.0 Year-Over-Year Change -6.3% 26.3% 115.8% 46.6% 30.5% 68.0% Direct Costs: Total Cost of Sales 51,981 42,136 34,791 27,441 21,906 16,968 48.3 36.7 38.2 65.1 76.1 76.9 41.1 38.2 Gross Profit 55,680 72,765 56,196 14,730 6,867 5,087 7 51. 3 63. 8 61. 9 34. 9 23. 1 23. 58.9 8 61. Operating Expenses: Research and Development Expense 9 274 - 585 1,599 2,806 0.0 2 0. - 4 1. 6 5. 7 12. 0.1 0 . SG&A Expense 7,941 5,739 4,826 4,398 3,598 4,609 7.4 0 5. 3 5. 4 10. 5 12. 9 20. 5.9 3 5. Depreciation and Amortization Expense 2,161 2,437 1,546 1,338 1,203 1,093 2.0 2.1 1.7 3.2 4.2 5.0 1.9 2.0 Total Operating Expenses 10,111 8,450 6,372 6,321 6,400 8,508 9.4 7.4 7.0 15.0 22.2 38.6 7.9 7.4 Income from Operations 45,569 64,315 49,824 8,409 467 (3,421) 3 42. 0 56. 8 54. 9 19. 1.6 (15.5) 51.0 8 54. Other Income/(Expense): Interest Income - 681 179 1 0 3 - 6 0. 2 0. 0 . 0 . 0 . 0.3 2 0. Interest Expense - (64) (149) (324) (384) (789) - (0.1) 2) (0. 8) (0. 3) (1. (3.6) (0.1) 1) (0. Gain/(Loss) on Sale of Asset - 20 (5) (1) 9 - - 0.0 (0.0) (0.0) 0 . - 0.0 - Other Income/(Expense) 1,944 14 24 89 1 106 1.8 0.0 0.0 0.2 0.0 0.5 0.6 0.0 Total Other Income/(Expense) 1,944 651 49 (235) (375) (680) 1.8 0.6 0.1 (0.6) (1.3) (3.1) 0.8 0.6 Pretax Income 47,513 64,966 49,873 8,174 92 (4,101) 1 44. 5 56. 8 54. 4 19. 0.3 (18.6) 51.8 8 54. Income Tax (Expense)/Benefit (17,589) (24,620) (16,752) (1,048) 4,885 (1) (16.3) (21.4) (18.4) (2.5) 17.0 (0.0) (18.7) (18.4) Income Tax Rate 37.0% 37.9% 33.6% 12.8% NA 0.0% Net Income 29,924 40,346 33,121 7,126 4,977 (4,102) 27.8 35.1 36.4 16.9 17.3 (18.6) 33.1 35.1 EPS: Basic ($) $ 0.25 $ 0.34 $ 0.28 $ 0.06 $ 0.04 Year-Over-Year Change -26.5% 21.4% 366.7% 50.0% Diluted ($) $ 0.25 $ 0.34 $ 0.28 $ 0.06 $ 0.04 Year-Over-Year Change -26.5% 21.4% 366.7% 50.0% LTM = Latest twelve months SG&A = Selling, general, and administrative NA = Not applicable/available EPS = Earnings per share Sources: Audited financial statements for all time periods.

Cadista Holdings Inc. and Subsidiaries Page 48

EXHIBIT 4
CADISTA HOLDINGS INC. AND SUBSIDIARIES
HISTORICAL STATEMENTS OF CASH FLOW

	LTM Ended 3/31/14 $000	Fiscal Years Ended on or Near March 31, 2013 $000	2012 $000	2011 $000	2010 $000	2009 $000
CASH FLOW FROM OPERATING ACTIVITIES:						
Net Income/(Loss)	29,924	40,346	33,121	7,126	4,977	(4,102)
Adjustments to Reconcile Net Income/(Loss) to Net Cash from Operations						
Depreciation and Amortization Expense	2,161	2,437	1,546	1,338	1,203	1,093
Amortization of Debt Initiation Cost	-	-	8	16	16	16
Deferred Income Taxes	(5,031)	858	(390)	1,027	(4,885)	-
(Gain)/Loss on Sale of Property, Plant, and Equipment, Net	-	(20)	5	1	(9)	-
Other Noncash Items	5,016	1,259	232	97	122	-
Fair Value of Machinery Received Free of Cost	-	(114)	-	(229)	(172)	-
(Increase)/Decrease in:						
Accounts Receivable	(1,492)	(2,041)	(9,977)	(3,877)	(3,278)	(320)
Unbilled Revenue	-	-	-	63	(63)	-
Inventories	(7,046)	(9,802)	(6,971)	(1,728)	(993)	(784)
Dues from/to Related Parties	(67)	(1,387)	261	(305)	2,897	(246)
Other Assets	21	(174)	(410)	(7)	46	(34)
Other Accounts Payables and Other Current Liabilities	634	(542)	4,993	(39)	(450)	397
Net Cash Provided by Operations	24,120	30,820	22,418	3,483	(587)	(3,978)
CASH FLOW FROM INVESTING ACTIVITIES:						
Purchases of Property, Plant, and Equipment	(3,627)	(7,367)	(4,190)	(1,811)	(730)	(1,164)
Purchases of Intangibles	-	-	-	-	-	-
Proceeds from Sales of Property, Plant, and Equipment	-	20	-	7	9	-
Short-Term Investments (Term Deposits)	-	-	-	-	-	-
Payments of/(Additions to) Notes Receivable/Loans to Related Parties	(15,000)	(20,000)	(10,000)	-	-	-
Net Cash Used in Investing Activities	(18,627)	(27,347)	(14,190)	(1,804)	(722)	(1,164)
CASH FLOW FROM FINANCING ACTIVITIES:						
Issue of Common Stock	-	-	-	-	2,000	8,000
Buyback of Common Stock	-	-	-	-	-	(100)
Proceeds from Short-Term Borrowings, Net	-	-	(4,853)	1,817	40	57
Proceeds from Long-Term Debt	-	-	-	-	-	-
Repayment of Long-Term, Debt	-	-	(2,000)	(2,000)	(2,000)	(2,000)
Inter-corporate Deposit Received from Affiliate	-	-	-	-	1,004	4,300
Repayment of Inter-Corporate Deposits	-	-	-	(1,004)	-	(5,403)
Net Cash Used in Financing Activities	-	-	(6,853)	(1,187)	1,044	4,855
NET INCREASE/(DECREASE) IN CASH	5,493	3,473	1,375	492	(264)	(287)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,642	2,169	794	302	566	854
CASH AND CASH EQUIVALENTS, END OF YEAR	11,135	5,642	2,169	794	302	566

LTM = Latest twelve months
Sources: Audited financial statements for all time periods.

Cadista Holdings Inc. and Subsidiaries

Page 49

EXHIBIT 5
CADISTA HOLDINGS INC. AND SUBSIDIARIES
NORMALIZATION ADJUSTMENTS TO HISTORICAL FINANCIAL FUNDAMENTALS

	LTM Ended 3/31/14 $000	Fiscal Years Ended on or Near March 31, 2013 $000	2012 $000	2011 $000	2010 $000	2009 $000	Three Year Average [g] $000
Revenue [a]	107,661	114,901	90,987	42,171	28,773	22,056	104,516
Reported Pretax Income [a]	47,513	64,966	49,873	8,174	92	(4,101)	
Normalization Adjustments:							
Plus: Interest Income [a]	-	(681)	(179)	(1)	(0)	(3)	
Plus: (Gain)/Loss on Sale of Asset [a]	-	(20)	5	1	(9)	-	
Plus: Other (Income)/Expense [a]	(1,944)	(14)	(24)	(89)	(1)	(106)	
Plus: Other Noncash Items [c]	5,016	1,259	232	97	122	-	
Less: Normalized Additional R&D Expense [h]	(1,991)	(1,726)	(2,000)	(1,415)	(401)	806	
Equals: Normalized Pretax Income	48,594	63,784	47,907	6,767	(196)	(3,404)	53,428
(1 - income tax rate) [b]	0.62	0.62	0.62	0.62	0.62	0.62	
Equals: Normalized Net Income	30,128	39,546	29,702	4,196	(122)	(2,111)	33,126
Normalized Financial Fundamentals:							
Normalized Pretax Income	48,594	63,784	47,907	6,767	(196)	(3,404)	
Plus: Interest Expense [a]	-	64	149	324	384	789	
Equals: EBIT	48,594	63,848	48,056	7,091	188	(2,615)	53,499
EBIT	48,594	63,848	48,056	7,091	188	(2,615)	
Plus: Depreciation and Amortization Expense [c]	2,161	2,437	1,546	1,338	1,203	1,093	
Equals: EBITDA	50,755	66,285	49,602	8,429	1,391	(1,522)	55,547
Normalized Financial Margins							
EBIT Margin	45.1%	55.6%	52.8%	16.8%	0.7%	-11.9%	
EBITDA Margin	47.1%	57.7%	54.5%	20.0%	4.8%	-6.9%	
Capital Requirements							
Capital Expenditures [c]	(3,627)	(7,367)	(4,190)	(1,811)	(730)	(1,164)	
Net Operating Working Capital Decrease/(Increase)	(42,615)	(12,544)	(25,016)	(8,723)	(365)	NA	
Balance Sheet Financial Fundamentals							
Short-Term Borrowing	-	-	-	4,853	3,036	2,996	
Current Portion of Long-Term Debt	-	-	-	1,992	1,984	5,960	
Long-Term Debt, Less Current Maturities	-	-	-	-	1,992	-	
Total Interest-Bearing Debt [d]	-	-	-	6,845	7,012	8,956	
Net Operating Working Capital [e]	94,072	51,457	38,913	13,897	5,174	4,809	
Tangible Book Value of Equity [f]	125,459	95,272	55,887	22,837	15,688	8,755	
Book Value of Invested Capital	125,459	95,272	55,887	29,682	22,700	17,711	

LTM = Latest twelve months
R&D = Research and development
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
NOWC = Net operating working capital
NA = Not applicable/available

Footnotes:

[a] As presented in Exhibit 3.
[b] Based on a 38 percent normalized income tax rate, that is consistent with Cadista management's 2014 financial projections.
[c] As presented in Exhibit 4.
[d] As presented in Exhibit 2.
[e] Net operating working capital excludes cash and cash equivalents and interest-bearing debt.
[f] Book value of equity less book value of any recorded intangible assets.
[g] Represents a simple three year average of March 31, 2014, March 31, 2013, and March 31, 2012.
[h] Based on management's financial projections, annual research and development expense should be approximately $2,000,000 annually. We normalized R&D expense to reflect a level of expense of $2,000,000 in each of the historical time periods.

Sources: Exhibits 2, 3, and 9; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 50

EXHIBIT 6
CADISTA HOLDINGS INC. AND SUBSIDIARIES
HISTORICAL FINANCIAL AND OPERATING RATIOS

Financial Ratios	LTM Ended 3/31/14	Fiscal Years Ended on or Near March 31, 2013	2012	2011	2010	2009
Liquidity Ratios						
Current Ratio	10.8	6.6	4.5	1.6	1.0	0.7
Quick Ratio	3.2	2.7	1.9	0.8	0.5	0.3
Working Capital ($000s)	105,182	57,072	41,047	7,811	456	(3,580)
Working Capital as a Percentage of Total Assets	76.2	52.9	59.9	21.5	1.5	(15.6)
Book Value of Invested Capital ($000s)	125,459	95,272	55,887	29,682	22,700	17,711
Activity Ratios						
Turnover [a]:						
Working Capital	1.3	2.3	3.7	10.2	(18.4)	NA
Inventory	2.1	2.2	3.1	3.9	3.9	NA
Receivables	4.7	5.4	6.0	5.0	5.7	NA
Total Asset	0.9	1.3	1.7	1.3	1.1	NA
Fixed Asset	5.3	6.6	6.4	3.3	2.3	NA
Average Collection Period (Days)	77.1	67.1	61.3	73.3	63.5	NA
Days to Sell Inventory	172.0	165.3	118.4	92.6	93.4	NA
Operating Cycle (Days)	249.2	232.4	179.6	166.0	156.9	NA
Coverage and Leverage Ratios						
Interest Expense Coverage [b]:						
EBIT	NA	997.6	322.5	21.9	0.5	NA
EBITDA	NA	1,035.7	332.9	26.0	3.6	NA
Total Interest-Bearing Debt/Total Assets (%)	-	-	-	18.8	22.7	38.9
Equity/Invested Capital (%)	100.8	101.3	100.4	77.5	70.0	50.3
Profitability Ratios (%) [c]						
EBITDA Margin	47.1	57.7	54.5	20.0	4.8	(6.9)
EBIT Margin	45.1	55.6	52.8	16.8	0.7	(11.9)
Pretax Profit Margin	45.1	55.5	52.7	16.0	(0.7)	(15.4)
Net Profit Margin	28.0	34.4	32.6	9.9	(0.4)	(9.6)
Net Return on:						
Ending Assets	21.8	36.7	43.4	11.5	(0.4)	(9.2)
Ending Equity	23.8	41.0	52.9	18.2	(0.8)	(23.7)
Average Assets	24.5	44.8	56.6	12.5	(0.5)	NA
Average Equity	27.0	51.8	75.1	21.6	(1.0)	NA

LTM = Latest twelve months
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
Invested Capital = Equity plus interest-bearing debt
NA = Not applicable/available
Footnotes:
[a] Average turnover.
[b] Includes only interest expense associated with interest-bearing debt in the company's capital structure.
[c] Based on the profitability as presented in Exhibit 5.
Sources: Exhibits 2, 3, and 5; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 51 EXHIBIT 7 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD WEIGHTED AVERAGE COST OF CAPITAL COST OF EQUITY CAPITAL AS OF MARCH 31, 2014 Cost of Equity Capital Cost of Equity Capital Weight Component Build-up Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [b] 6.18% Size Equity Risk Premium [c] 3.87% Industry Equity Risk Premium [d] -1.79% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 11.6% Modified Capital Asset Pricing Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [b] 6.18% Industry Beta [f] 0.65 Beta-adjusted Equity Risk Premium 4.02% Size Equity Risk Premium [c] 3.87% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 11.2% Duff & Phelps Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [g] 11.97% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 15.3% Selected Cost of Equity Capital [Rounded] 12% Footnotes: [a] 20-year Treasury bond yield to maturity rate as of March 31, 2014, the Federal Reserve Statistical Release . [b] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); long-horizon expected equity risk premium (supply side): historical equity risk premium. [c] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); size equity risk premium: micro-capitalization (9th and 10th decile): $2.395 million to $632.770 million. [d] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); industry equity risk premium: Standard Industrial Classification (SIC) code 2834: pharmaceutical preparations. [e] Willamette Management Associates estimate is based on Cadista-specific risk factors. [f] The relevered beta is based on the 2013 Morningstar SIC code 2834 median levered adjusted beta of 0.89, rounded. [g] As shown on Exhibit 8. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 52

EXHIBIT 8
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
WEIGHTED AVERAGE COST OF CAPITAL
COST OF EQUITY CAPITAL
DUFF & PHELPS MODEL
LONG-TERM EQUITY RISK PREMIUM ANALYSIS
AS OF MARCH 31, 2014

Equity Risk Premium Financial Fundamentals:	Actual ($MM)	Constant [a]	Slope [a]	Log	Equity Risk Premium
Current Year's Book Value of Common Equity	126.407	17.74%	-2.74%	2.102	12.00%
5-Year Average Net Income	23.099	15.41%	-2.84%	1.364	11.50%
Current Year's Total Assets	138.103	19.50%	-2.90%	2.140	13.30%
5-Year Average EBITDA	35.292	16.97%	-2.90%	1.548	12.50%
Current Year's Sales	107.661	17.37%	-2.26%	2.032	12.80%
				Median	12.50%

Relevered Equity Risk Premium Analysis:	
Median Levered Market Risk Premium	12.50%
Market Debt/Equity Ratio [a]	30.50%
Unlevered Equity Risk Premium [b]	9.58%
Debt/Equity Ratio [c]	25.00%
Relevered Long-Term Equity Risk Premium [d]	11.97%

EBITDA = Earnings before interest, taxes, depreciation, and amortization

Footnotes:

[a] *2014 Valuation Handbook - Guide to Cost of Capital* (Duff and Phelps, LLC, 2014).

[b] Unlevered Equity Risk Premium = Actual equity risk premium / (1 + debt/equity ratio).

[c] Derived from the optimal market-based capital structure, as shown on Exhibit 9.

[d] Relevered Equity Risk Premium = Unlevered equity risk premium + (unlevered equity risk premium * debt/equity ratio).

Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 53 EXHIBIT 9 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD DISCOUNT RATE AND CAPITALIZATION RATE AS OF MARCH 31, 2014 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital [a] 12% Cost of Debt Capital Pretax Cost of Debt [b] 5.0% Income Tax Rate [c] 38% Total After-Tax Cost of Debt 3.1% Optimal Market-based Capital Structure Equity in Capital Structure [d] 80% Debt in Capital Structure [d] 20% 100% Discount Rate (Weighted Average Cost of Capital) 10% Less: Terminal Period Expected Long-Term Growth Rate [e] 3% Equals: Terminal Period Direct Capitalization Rate 7% Footnotes: [a] As shown on Exhibit 7 . [b] Moody’s Baa corporate bond yield to maturity rate as of March 31, 2014. [c] Based on Cadista management’s financial projections. Taxes are assumed to include 35 percent corporate taxes and 3 percent state taxes. [d] The optimal market-based capital structure is based on (1) the selected guideline publicly traded companies’ blended average and median indications for capital structures and (2) the Cadista actual capital structure as of the valuation date. [e] The terminal period expected long-term growth rate is based on comparing industry and economic analyses; management-developed company financial projections for the years 2014, 2015, and 2016 (see Exhibit 10); FirstResearch and IBISWorld expected pharmaceutical industry growth rates; Federal Reserve economic growth estimates; etc. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 54

EXHIBIT 10
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
CADISTA MANAGEMENT-PREPARED FINANCIAL STATEMENT PROJECTIONS
AS OF MARCH 31, 2014

	LTM Ended	Fiscal Years Ending on or Near March 31,					LTM Ended	Fiscal Years Ending on or Near March 31,				
	3/31/14	2015	2016	2017	2018	2019	3/31/14	2015	2016	2017	2018	2019
	$000	$000	$000	$000	$000	$000	%	%	%	%	%	%
Revenue	107,661	110,930	130,738	175,888	249,075	325,607	100.0	100.0	100.0	100.0	100.0	100.0
Year-Over-Year Change	*-6.3%*	*-3.5%*	*17.9%*	*34.5%*	*42%*	*31%*						
Direct Costs:												
Total Cost of Sales	51,981	65,426	93,882	143,348	216,579	292,337	48.3	59.0	71.8	81.5	87.0	89.8
Gross Profit	55,680	45,504	36,856	32,540	32,496	33,270	51.7	41.0	28.2	18.5	13.0	10.2
Operating Expenses:												
Research and Development Expense	9	1,525	2,500	2,000	650	700	0.0	1.4	1.9	1.1	0.3	0.2
SG&A Expense	7,941	7,916	8,312	8,728	9,164	9,622	7.4	7.1	6.4	5.0	3.7	3.0
Depreciation and Amortization Expense	2,161	2,377	2,607	2,846	3,131	3,444	2.0	2.1	2.0	1.6	1.3	1.1
Total Operating Expenses	10,111	11,818	13,419	13,574	12,945	13,766	9.4	10.7	10.3	7.7	5.2	4.2
Income from Operations	45,569	33,686	23,437	18,966	19,551	19,504	42.3	30.4	17.9	10.8	7.8	6.0
Other Income/(Expense):												
Interest Income	-	1,926	1,900	1,350	800	800	-	1.7	1.5	0.8	0.3	0.2
Interest Expense	-	-	-	-	-	-	-	-	-	-	-	-
Gain/(Loss) on Sale of Asset	-	-	-	-	-	-	-	-	-	-	-	-
Other Income/(Expense)	1,944	-	-	-	-	-	1.8	-	-	-	-	-
Total Other Income/(Expense)	1,944	1,926	1,900	1,350	800	800	1.8	1.7	1.5	0.8	0.3	0.2
Pretax Income	47,513	35,612	25,337	20,316	20,351	20,304	44.1	32.1	19.4	11.6	8.2	6.2
Income Tax (Expense)/Benefit	(17,589)	(13,711)	(9,755)	(7,822)	(7,835)	(7,817)	(16.3)	(12.4)	(7.5)	(4.4)	(3.1)	(2.4)
Income Tax Rate	*37.0%*	*38.5%*	*38.5%*	*38.5%*	*38.5%*	*38.5%*						
Net Income	29,924	21,902	15,582	12,494	12,516	12,487	27.8	19.7	11.9	7.1	5.0	3.8
Pretax Income	47,513	35,612	25,337	20,316	20,351	20,304	44.1	32.1	19.4	11.6	8.2	6.2
Plus: Interest Expense	-	-	-	-	-	-	-	-	-	-	-	-
Plus: Other (Income)/Expense	(1,944)	(1,926)	(1,900)	(1,350)	(800)	(800)	(1.8)	(1.7)	(1.5)	(0.8)	(0.3)	(0.2)
Plus: Other Noncash Items [a]	5,016	-	-	-	-	-	4.7	-	-	-	-	-
Less: R&D Adjustment [a]	(1,991)	-	-	-	-	-	(1.8)	-	-	-	(0.3)	(0.2)
Equals: Adjusted Operating Income [EBIT]	48,594	33,686	23,437	18,966	19,551	19,504	45.1	30.4	17.9	10.8	7.8	6.0
Plus: Depreciation and Amortization Expense	2,161	2,377	2,607	2,846	3,131	3,444	2.0	2.1	2.0	1.6	1.3	1.1
EBITDA	50,755	36,063	26,044	21,812	22,682	22,948	47.1	32.5	19.9	12.4	9.1	7.0
Year-Over-Year Change	*-23.4%*	*-45.6%*	*-27.8%*	*-16.2%*	*4%*	*1%*						

LTM = Latest twelve months
R&D = Research and development
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
Footnote:
[a] As shown on Exhibit 5.
Sources: Exhibit 3 and Cadista management's financial projections as provided by Jubilant.

Cadista Holdings Inc. and Subsidiaries Page 55 EXHIBIT 11 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD VALUE SUMMARY AS OF MARCH 31, 2014 Fiscal Years Ending on or Near March 31, Terminal 2015 2016 2017 2018 2019 Year $000 $000 $000 $000 $000 $000 Present Value of Discrete Period Cash Flow Projection Projected EBITDA 36,063 26,044 21,812 22,682 22,948 22,948 [a] Less: Depreciation and Amortization Expense (2,377) (2,607) (2,846) (3,131) (3,444) (1,000) [a] Equals: Projected EBIT 33,686 23,437 18,966 19,551 19,504 21,948 Less: Provision for Income Taxes (12,801) (8,906) (7,207) (7,429) (7,412) (8,340) [b] Equals: Debt-Free Net Income 20,885 14,531 11,759 12,122 12,092 13,608 Plus: Depreciation and Amortization Expense 2,377 2,607 2,846 3,131 3,444 1,000 [a,h] Less: Capital Expenditures (17,029) (13,465) (6,246) (1,000) (1,000) (1,000) [c,h] Less: Net Operating Working Capital Additions 8,418 (10,784) (16,859) (31,251) (22,975) (4,000) [d] Equals: Net Cash Flow to Invested Capital 14,651 (7,111) (8,500) (16,998) (8,439) 9,608 Multiplied by: Partial Period Adjustment 1.0000 1.0000 1.0000 1.0000 1.0000 1.0000 [e] Equals: Adjusted Net Cash Flow to Invested Capital 14,651 (7,111) (8,500) (16,998) (8,439) 9,608 Discounting Period 0.50 1.50 2.50 3.50 4.50 Multiplied by: Present Value Factor at 10 Percent 0.9535 0.8668 0.7880 0.7164 0.6512 [f] Equals: Present Value of Discrete Cash Flow 13,969 (6,164) (6,698) (12,177) (5,495) Equals: Total Present Value of Discrete Period Cash Flow (16,564) Present Value of Terminal Period Cash Flow (Gordon Growth Model) Terminal Year Cash Flow 9,608 Multiplied by: 1 + Terminal Period Expected Long-Term Growth Rate 3% [g] Sensitivity Analysis Equals: Expected Next Year Cash Flow 9,896 Long-Term Growth Rate Divided by: Terminal Period Direct Capitilization Rate 7% [g] WACC 1% 2% 3% 4% 5% 6% 129,325 168,501 233,795 364,382 756,143 Equals: Terminal Value 141,371 7% 100,203 125,476 163,386 226,569 352,934 Multiplied by: Present Value Factor at 10 Percent 0.6512 8% 79,845 97,319 121,783 158,478 219,636 9% 64,940 77,630 94,549 118,236 153,766 Equals: Present Value of Terminal Period Cash Flow 92,065 10% 53,651 63,210 75,501 91,887 114,829 11% 44,877 52,285 61,547 73,454 89,330 Value Summary 12% 37,917 43,791 50,971 59,946 71,485 Total Present Value of Discrete Period Cash Flow (16,564) 13% 32,306 37,051 42,746 49,706 58,406 Plus: Present Value of Terminal Period Cash Flow 92,065 Equals: Indicated Fair Value of Invested Capital [i] 75,501 Sensitivity Analysis Indicated Fair Value of Invested Capital - 1st Quartile of Shaded Range of Values [Rounded] $ 65,000 Indicated Fair Value of Invested Capital - Median Indication of Shaded Range of Values [Rounded] $ 75,000 Indicated Fair Value of Invested Capital - 3rd Quartile of Shaded Range of Values [Rounded] $ 90,000 EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization WACC = Weighted average cost of capital Footnotes: [a] As shown on Exhibit 10. [b] Based on a corporate income tax rate of 38 percent, according to Cadista management’s financial projections. [c] As shown on Exhibit 12. [d] As shown on Exhibit 13. The terminal year value was developed based on a normalized long-run average increase in net operating working capital. [e] Based on a valuation date of March 31, 2014. [f] Based on mid-period discounting and a present value discount rate of 10 percent. [g] As shown on Exhibit 9. [h] Capital expentiures are projected to be equal to depreciation and amortization expense in perpetuity. [i] On a marketable, controlling interest basis. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 56 EXHIBIT 12 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD HISTORICAL AND PROJECTED CAPEX AND DEPRECIATION AND AMORTIZATION EXPENSE ANALYSIS AS OF MARCH 31, 2014 For the Years Ended For the Years Ending As of or Near March 31, [a] As of [a] As of or Near March 31, [b] 2009 2010 2011 2012 2013 3/31/14 2015 2016 2017 2018 2019 $000 $000 $000 $000 $000 $000 $000 $000 $000 $000 $000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Annual Revenue 22,056 28,773 42,171 90,987 114,901 107,661 110,930 130,738 175,888 249,075 325,607 Capacity 13,075 11,295 4,340 - - Quality/Compliance 2,984 1,070 1,176 - - New Products 970 1,100 730 - -Annual CAPEX 1,164 730 1,811 4,190 7,367 3,627 17,029 13,465 6,246 1,000 1,000 Annual % Change -37% 148% 131% 76% -51% 131% -21% -54% -84% 0% Annual Depreciation and Amortization Expense 1,093 1,203 1,338 1,546 2,437 2,161 2,377 2,607 2,846 3,131 3,444 Annual % Change 10% 11% 16% 58% -11% -2% 10% 9% 10% 21% CAPEX as % of Revenue 5.3% 2.5% 4.3% 4.6% 6.4% 3.4% 15.4% 10.3% 3.6% 0.4% 0.3% CAPEX and Depreciation and Amortization Expense 18,000 16,000 14,000 12,000 10,000 $000s Annual CAPEX 8,000 Annual Depreciation and Amortization 6,000 Expense 4,000 2,000 -2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Year CAPEX = Capital expenditures Footnotes: [a] Actual amounts. [b] Projected amounts by Cadista management financial projections. Sources: Exhibits 2 and 4; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 57

EXHIBIT 13
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
HISTORICAL AND PROJECTED NET OPERATING WORKING CAPITAL ANALYSIS
AS OF MARCH 31, 2014

	As of or Near March 31, [a]					As of [a]	As of or Near March 31, [b]				
	2009	2010	2011	2012	2013	3/31/14	2015	2016	2017	2018	2019
	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000
Total Current Assets	10,517	13,420	21,153	52,778	67,204	115,861	65,777	73,121	101,654	132,315	173,457
Less: Cash and Cash Equivalents	(566)	(302)	(759)	(2,134)	(5,615)	(11,110)	(17,705)	(11,646)	(19,233)	(12,629)	(24,585)
Less: Due from Related Parties	(1,191)	(192)	(200)	(10,387)	(10,821)	(45,688)	NA	NA	NA	NA	NA
Current Assets, Net of Cash	8,760	12,925	20,194	40,257	50,768	59,063	48,072	61,475	82,421	119,686	148,872
Total Current Liabilities	14,098	12,964	13,342	11,731	10,132	10,679	8,105	10,725	14,813	20,827	27,038
Less: Current Interest-Bearing Debt	(8,956)	(5,020)	(6,845)	-	-	-	-	-	-	-	-
Current Liabilities, Net of Debt	5,142	7,944	6,497	11,731	10,132	10,679	8,105	10,725	14,813	20,827	27,038
NOWC	3,618	4,981	13,697	28,526	40,636	48,384	39,966	50,750	67,609	98,860	121,835
Revenue	22,056	28,773	42,171	90,987	114,901	107,661	110,930	130,738	175,888	249,075	325,607
NOWC as % of Revenue	16.4%	17.3%	32.5%	31.4%	35.4%	44.9%	36.0%	38.8%	38.4%	39.7%	37.4%
Increase/(Decrease) in NOWC	NA	1,364	8,716	14,829	12,110	7,748	(8,418)	10,784	16,859	31,251	22,975

NA = Not applicable/available
NOWC = Net operating working capital
Footnotes:
[a] Actual amounts.
[b] Projected amounts by Cadista management financial projections.
Sources: Exhibits 2, 3, and 10; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 58 EXHIBIT 14 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DIRECT CAPITALIZATION OF CASH FLOW METHOD WEIGHTED AVERAGE COST OF CAPITAL COST OF EQUITY CAPITAL AS OF MARCH 31, 2014 Cost of Equity Capital Cost of Equity Capital Component Build-up Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [b] 6.18% Size Equity Risk Premium [c] 3.87% Industry Equity Risk Premium [d] -1.79% Company-Specific Equity Risk Premium [e] 5% Equals: Indicated Cost of Equity [Rounded] 16.6% Modified Capital Asset Pricing Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [b] 6.18% Industry Beta [f] 0.80 Beta-adjusted Equity Risk Premium 4.94% Size Equity Risk Premium [c] 3.87% Company-Specific Equity Risk Premium [e] 5% Equals: Indicated Cost of Equity [Rounded] 17.1% Duff & Phelps Model Risk-Free Rate of Return [a] 3.31% Long-Term Equity Risk Premium [g] 10.64% Company-Specific Equity Risk Premium [e] 5% Equals: Indicated Cost of Equity [Rounded] 19.0% Selected Cost of Equity Capital [Rounded] 17% Footnotes: [a] 20-year Treasury bond yield to maturity rate as of March 31, 2014, the Federal Reserve Statistical Release . [b] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); long-horizon expected equity risk premium (supply side): historical equity risk premium. [c] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); size equity risk premium: micro-capitalization (9th and 10th decile): $2.395 million to $632.770 million. [d] 2014 Valuation Handbook - Guide to Cost of Capital (Duff & Phelps, LLC, 2014); industry equity risk premium: Standard Industrial Classification (SIC) code 2834: pharmaceutical preparations. [e] Willamette Management Associates estimate is based on Cadista-specific risk factors. [f] The relevered beta is based on the 2013 Morningstar SIC code 2834 median levered adjusted beta of 0.89, rounded. [g] As shown on Exhibit 15. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 59

EXHIBIT 15
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DIRECT CAPITALIZATION OF CASH FLOW METHOD
WEIGHTED AVERAGE COST OF CAPITAL
COST OF EQUITY CAPITAL
DUFF & PHELPS MODEL
LONG-TERM EQUITY RISK PREMIUM ANALYSIS
AS OF MARCH 31, 2014

Equity Risk Premium Financial Fundamentals:	Actual ($MM)	Constant [a]	Slope [a]	Log	Equity Risk Premium
Current Year's Book Value of Common Equity	126.407	17.74%	-2.74%	2.102	12.00%
5-Year Average Net Income	23.099	15.41%	-2.84%	1.364	11.50%
Current Year's Total Assets	138.103	19.50%	-2.90%	2.140	13.30%
5-Year Average EBITDA	35.292	16.97%	-2.90%	1.548	12.50%
Current Year's Sales	107.661	17.37%	-2.26%	2.032	12.80%
				Median	12.50%

Relevered Equity Risk Premium Analysis:	
Median Levered Market Risk Premium	12.50%
Market Debt/Equity Ratio [a]	30.50%
Unlevered Equity Risk Premium [b]	9.58%
Debt/Equity Ratio [c]	11.11%
Relevered Long-Term Equity Risk Premium [d]	10.64%

EBITDA = Earnings before interest, taxes, depreciation, and amortization
Footnotes:
[a] *2014 Valuation Handbook - Guide to Cost of Capital* (Duff and Phelps, LLC, 2014).
[b] Unlevered Equity Risk Premium = Actual equity risk premium / (1 + debt/equity ratio).
[c] Derived from the optimal market-based capital structure, as shown on Exhibit 16.
[d] Relevered Equity Risk Premium = Unlevered equity risk premium + (unlevered equity risk premium * debt/equity ratio).
Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 60 EXHIBIT 16 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DIRECT CAPITALIZATION OF CASH FLOW METHOD DIRECT CAPITALIZATION RATE AS OF MARCH 31, 2014 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital [a] 17% Cost of Debt Capital Pretax Cost of Debt [b] 5.0% Income Tax Rate [c] 38% Total After-Tax Cost of Debt 3.1% Optimal Market-based Capital Structure Equity in Capital Structure [d] 90% Debt in Capital Structure [d] 10% 100% Discount Rate (Weighted Average Cost of Capital) 16% Less: Expected Long-Term Growth Rate [e] 2% Equals: Direct Capitalization Rate 14% Footnotes; [a] As shown on Exhibit 14. [b] Moody’s Baa corporate bond yield to maturity rate as of March 31, 2014. [c] Based on Cadista management’s financial projections. Taxes are assumed to include 35 percent corporate taxes and 3 percent state taxes. [d] The optimal market-based capital structure is based on (1) the selected guideline publicly traded companies’ blended average and median indications for capital structures and (2) the Cadista actual capital structure as of the valuation date. [e] The current period expected long-term growth rate is based on comparing industry and economic analyses; historical financial performance growth; FirstResearch and IBISWorld expected pharmaceutical industry growth rates; Federal Reserve economic growth estimates; etc. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 60 EXHIBIT 16 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DIRECT CAPITALIZATION OF CASH FLOW METHOD DIRECT CAPITALIZATION RATE AS OF MARCH 31, 2014 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital [a] 17% Cost of Debt Capital Pretax Cost of Debt [b] 5.0% Income Tax Rate [c] 38% Total After-Tax Cost of Debt 3.1% Optimal Market-based Capital Structure Equity in Capital Structure [d] 90% Debt in Capital Structure [d] 10% 100% Discount Rate (Weighted Average Cost of Capital) 16% Less: Expected Long-Term Growth Rate [e] 2% Equals: Direct Capitalization Rate 14% Footnotes; [a] As shown on Exhibit 14. [b] Moody’s Baa corporate bond yield to maturity rate as of March 31, 2014. [c] Based on Cadista management’s financial projections. Taxes are assumed to include 35 percent corporate taxes and 3 percent state taxes. [d] The optimal market-based capital structure is based on (1) the selected guideline publicly traded companies’ blended average and median indications for capital structures and (2) the Cadista actual capital structure as of the valuation date. [e] The current period expected long-term growth rate is based on comparing industry and economic analyses; historical financial performance growth; FirstResearch and IBISWorld expected pharmaceutical industry growth rates; Federal Reserve economic growth estimates; etc. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 62

EXHIBIT 18
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE MERGED AND ACQUIRED COMPANY METHOD
VALUE SUMMARY
AS OF MARCH 31, 2014

Target Company	Buyer Company	Date	Transaction MVIC $000	Target Company Revenue $000	Target Company EBITDA $000	MVIC/ Revenue Pricing Multiples	Source
Hi-Tech Pharmacal Co, Inc.	Akorn, Inc.	8/27/13	534,460	232,374	47,720	2.3	[d]
Cypress Pharmaceutical, Inc.	Pernix Therapeutics Holdings, Inc.	12/28/12	139,990	47,000	(743)	3.0	[d]
Par Pharmaceutical Company, Inc.	TPG Capital	9/28/12	1,977,970	1,041,037	238,310	1.9	[d]
URL Pharma, Inc.	Takeda Pharmaceuticals U.S.A., Inc.	6/4/12	800,000	600,000	NA	1.3	[d]
Ascent Pharmahealth Ltd (Australia)	Watson Pharamaceuticals, Inc.	1/23/12	392,730	157,092	19,539	2.5	[d]
Paddock Laboratories, LLC	Perrigo Company Public Limited Company	7/26/11	540,000	200,000	NA	2.7	[d]
King Pharmaceuticals, Inc.	Pfizer, Inc.	1/28/11	3,221,640	1,534,114	350,178	2.1	[d]

	Transaction MVIC	Revenue	EBITDA	MVIC/Revenue
High	3,221,640	1,534,114	350,178	3.0
3rd Quartile	1,388,985	820,518	238,310	2.6
Median	540,000	232,374	47,720	2.3
1st Quartile	463,595	178,546	19,539	2.0
Low	139,990	47,000	(743)	1.3
Mean	1,086,684	544,517	131,001	2.3
Har Mean				2.1
St Dev				0.5
Coeff. Var.				24.1

Sensitivity Analysis	Low	Indicated	High
Cadista LTM Period Revenue ($000s) [a]	107,661	107,661	107,661
Multiplied by: Selected Revenue Pricing Multiple [b]	1.3	1.8	2.3
Equals: Indicated Fair Value of Invested Capital [c]	139,959	193,790	247,620
Equals: Indicated Fair Value of Invested Capital [Rounded] [c]	**$ 140,000**	**$ 195,000**	**$ 250,000**

NA = Not applicable/available
NM = Not meaningful
MVIC = Market value of invested capital
EBITDA = Earnings before interest, taxes, depreciation, and amortization
EBIT = Earnings before interest and taxes
LTM = Latest twelve months
Footnotes:
[a] As shown on Exhibit 5.
[b] The selected indicated revenue pricing multiple is half way between the low and the median pricing multiple indications.
[c] On a marketable, controlling interest basis.
[d] Sourced from the S&P Capital IQ transaction database.
Sources: S&P Capital IQ, FactSet Mergers, Bloomberg, Thompson ONE, and Pratt's Stats databases; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 63

EXHIBIT 19
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
VALUE SUMMARY
AS OF MARCH 31, 2014

		Selected Guideline Publicly Traded Company Pricing Multiples				
EBITDA Value Metric		Low	1st Qrt.	Median	3rd Qrt.	High
MVIC / EBITDA:						
Projected Year 2		9.3	9.3	10.5	13.9	20.2
Projected Year 1		11.1	11.4	11.7	13.8	19.2
Latest 12 Months		3.3	8.5	15.2	22.0	27.7
	Cadista EBITDA	Implied Cadista Invested Capital ($000) Based on EBITDA Pricing Multiples [a]				
Range of Values	$000	Low	1st Qrt.	Median	3rd Qrt.	High
Implied Invested Capital:						
Projected Year 2	26,044	121,065	121,081	137,253	180,989	263,694
Projected Year 1	36,063	199,354	205,029	211,393	248,428	346,119
Latest 12 Months	50,755	84,360	215,406	384,718	558,205	701,775

		Selected Guideline Publicly Traded Company Pricing Multiples				
Revenue Value Metric		Low	1st Qrt.	Median	3rd Qrt.	High
MVIC / Revenue:						
Projected Year 2		1.8	2.6	3.0	3.2	3.4
Projected Year 1		2.0	2.6	3.2	3.5	3.5
Latest 12 Months		1.2	2.4	3.2	4.0	5.1
	Cadista Revenue	Implied Cadista Invested Capital ($000) Based on Revenue Pricing Multiples [b]				
Range of Values	$000	Low	1st Qrt.	Median	3rd Qrt.	High
Implied Invested Capital:						
Projected Year 2	130,738	237,027	339,417	391,775	419,039	446,142
Projected Year 1	110,930	218,735	293,831	354,129	389,609	390,255
Latest 12 Months	107,661	132,699	260,023	345,162	427,526	546,521

Sensitivity Analysis	Indicated Invested Capital [c,d]	Less: Interest-Bearing Debt [e]	Plus: 20 Percent Control Price Premium [f]	Indicated Invested Capital [g]
1st Quartile of Shaded Ranges of Fair Values [Rounded]	$ 120,000	$ -	$ 24,000	$ **145,000**
Median Indication of Shaded Ranges of Fair Values [Rounded]	$ 170,000	$ -	$ 34,000	$ **205,000**
3rd Quartile of Shaded Ranges of Fair Values [Rounded]	$ 210,000	$ -	$ 42,000	$ **250,000**

EBITDA = Earnings before interest, taxes, depreciation, and amortization

MVIC = Market value of invested capital

Footnotes:

[a] Implied invested capital is calculated as the Cadista EBITDA multiplied by the respective EBITDA pricing multiple multiplied by 50 percent. A decrease of 50 percent in the indicated pricing multiples is driven by Cadista-specific risks, including: higher dependence on key products, lower growth outlook and capacity for growth, smaller size of operations, fewer new product launches than competitors, lower earnings quality, key person risk, and other company-specific factors that affect the ability of Cadista to increase EBITDA. Additionally, Cadista EBITDA is forecast to decline in the outlook period.

[b] Implied invested capital is calculated as the Cadista revenue multiplied by the respective revenue pricing multiple.

[c] On a marketable, noncontrolling ownership interest basis.

[d] Based on the shaded data points, the following statistics can be derived: (1) the low is $84,360; (2) the first quartile is $123,974; (3) the median is $166,026; (4) the third quartile is $213,890; and (5) the high is $237,027. The selected statistics were rounded to the nearest $10 million.

[e] As shown on Exhibit 5.

[f] Based on the alternative control price premium analyses summarized on Exhibit 23a and 23b. The 20 percent control price premium conclusion is primarily based on the analysis presented in Exhibit 23a.

[g] On a marketable, controlling interest basis.

Sources: Exhibits 5, 10, 21a-f, and 23a; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 64

EXHIBIT 20a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
COMPARISON OF OPERATING PERFORMANCE

Size ($000s) (LTM Revenue)	
Teva Pharmaceutical Industries Limited	20,314,000
Wockhardt Ltd.	1,033,137
Impax Laboratories Inc.	511,502
Mayne Pharma Group Limited	111,041
Cadista Holdings Inc. and Subsidiaries	**107,661**

Size ($000s) (LTM Total Assets)	
Teva Pharmaceutical Industries Limited	47,508,000
Wockhardt Ltd.	1,112,450
Impax Laboratories Inc.	996,923
Mayne Pharma Group Limited	229,508
Cadista Holdings Inc. and Subsidiaries	**138,103**

LTM Profitability (%) (EBIT to Revenue)	
Cadista Holdings Inc. and Subsidiaries	**45.1%**
Wockhardt Ltd.	34.9%
Teva Pharmaceutical Industries Limited	19.4%
Mayne Pharma Group Limited	17.3%
Impax Laboratories Inc.	6.0%

LTM Profitability (%) (EBITDA to Revenue)	
Cadista Holdings Inc. and Subsidiaries	**47.1%**
Wockhardt Ltd.	37.1%
Teva Pharmaceutical Industries Limited	27.5%
Mayne Pharma Group Limited	25.2%
Impax Laboratories Inc.	13.0%

Liquidity (Current Ratio)	
Cadista Holdings Inc. and Subsidiaries	**10.8**
Impax Laboratories Inc.	4.3
Mayne Pharma Group Limited	1.9
Wockhardt Ltd.	1.9
Teva Pharmaceutical Industries Limited	1.1

Leverage (%) (Equity to Total Capital)	
Impax Laboratories Inc.	100%
Cadista Holdings Inc. and Subsidiaries	**100%**
Mayne Pharma Group Limited	71%
Teva Pharmaceutical Industries Limited	65%
Wockhardt Ltd.	57%

Activity (Working Capital Turnover)	
Teva Pharmaceutical Industries Limited	11.6
Mayne Pharma Group Limited	4.7
Wockhardt Ltd.	3.7
Cadista Holdings Inc. and Subsidiaries	**1.3**
Impax Laboratories Inc.	1.0

Activity (Days in Inventory - FIFO)	
Teva Pharmaceutical Industries Limited	192.2
Wockhardt Ltd.	191.6
Cadista Holdings Inc. and Subsidiaries	**172.0**
Mayne Pharma Group Limited	93.0
Impax Laboratories Inc.	85.6

Growth (%) (Historical 3-Year Revenue Growth)	
Mayne Pharma Group Limited	33.9%
Wockhardt Ltd.	10.8%
Cadista Holdings Inc. and Subsidiaries	**5.8%**
Teva Pharmaceutical Industries Limited	5.3%
Impax Laboratories Inc.	-0.1%

Growth (%) (Projected 2-Year EBITDA Growth)	
Mayne Pharma Group Limited	116.3%
Impax Laboratories Inc.	36.6%
Teva Pharmaceutical Industries Limited	-13.3%
Cadista Holdings Inc. and Subsidiaries	**-48.7%**
Wockhardt Ltd.	-64.2%

LTM = Latest twelve months
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
FIFO = First-in, first-out
Sources: Exhibits 2, 3, 5, and 21 a-f; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 65

EXHIBIT 20b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
COMMON SIZE FINANCIAL STATEMENTS

Last Twelve Months Ended:	Impax Laboratories Inc. 12/31/13 %	Teva Pharmaceutical Industries 12/31/13 %	Wockhardt Ltd. 3/31/13 %	Mayne Pharma Group Limited 12/31/13 %	Median %	Cadista 3/31/14 %
SIZE						
Assets ($Mill)	$ 997	$ 47,508	$ 1,112	$ 230	$ 1,055	$ 138
Revenue ($Mill)	$ 512	$ 20,314	$ 1,033	$ 111	$ 772	$ 108
MVIC ($Mill)	$ 1,843	$ 57,070	$ 1,273	$ 564	$ 1,558	NA
INCOME STATEMENTS						
Net Sales	100.0	100.0	100.0	100.0	100.0	100.0
Cost of Goods Sold	58.5	47.2	36.0	49.1	48.2	48.3
Gross Margin	41.5	52.8	64.0	50.9	51.8	51.7
General and Administrative Expenses	6.0	37.1	25.9	30.3	28.1	7.4
Depreciation Expense	7.0	8.1	2.2	7.9	7.5	2.0
Operating Profit	28.5	7.6	36.0	12.6	20.6	42.3
Interest Expense	0.1	1.5	3.3	3.2	2.4	-
Other Income (Expenses), Net	(22.5)	11.8	(1.1)	4.7	1.8	1.8
Pretax Income	5.9	17.9	31.6	14.1	16.0	44.1
Income Taxes	(2.2)	(6.8)	(12.0)	(5.3)	(6.1)	(16.3)
NET INCOME	3.7	11.1	19.6	8.7	9.9	27.8
BALANCE SHEET						
ASSETS						
Cash and Cash Equivalents	41.4	2.2	18.1	7.8	13.0	8.0
Accounts Receivable	11.3	11.2	15.9	11.7	11.5	17.0
Inventory	7.0	10.6	17.5	6.7	8.8	18.5
Other Current Assets	6.4	4.8	3.5	0.4	4.2	7.3
Total Current Assets	66.2	28.9	55.1	26.6	42.0	83.9
Fixed Assets (at Cost)	28.9	19.0	40.6	-	23.9	24.6
Accumulated Depreciation	(10.0)	(6.5)	(13.4)	-	(8.3)	(9.2)
Net Fixed Assets	18.9	12.5	27.2	21.7	20.3	15.4
Intangible Assets	5.7	53.6	13.9	40.6	27.2	0.7
Other Assets	9.2	5.1	3.9	11.2	7.1	0.0
TOTAL ASSETS	100.0	100.0	100.0	100.0	100.0	100.0
LIABILITIES AND EQUITY						
Accounts Payable	2.7	7.0	10.5	5.5	6.2	1.3
Accrued Expenses	7.4	6.5	1.5	2.3	4.4	1.3
Current Portion LTD	-	2.8	6.8	2.4	2.6	-
Other Interest Bearing Debt	-	1.0	3.0	-	0.5	-
Other Current Liabilities	5.3	7.9	7.8	3.7	6.6	6.5
Total Current Liabilities	15.4	25.2	29.6	13.9	20.3	7.7
Long-Term Debt	-	21.9	24.4	19.2	20.5	-
Deferred Income Tax	-	2.6	-	8.8	1.3	-
Other Liabilities	3.3	2.7	1.2	5.9	3.0	0.7
Total Liabilities	18.7	52.4	55.2	47.9	50.1	8.5
Stockholders' Equity	81.3	47.6	44.8	52.1	49.9	91.5
TOTAL LIABILITIES AND EQUITY	100.0	100.0	100.0	100.0	100.0	100.0

MVIC = Market value of invested capital
LTD = Long-term debt
NA = Not applicable
Sources: Exhibits 2 and 3; S&P Capital IQ; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 66

EXHIBIT 20c
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
FINANCIAL AND OPERATING RATIOS

Last Twelve Months Ended:	Impax Laboratories Inc. 12/31/13	Teva Pharmaceutical Industries 12/31/13	Wockhardt Ltd. 3/31/13	Mayne Pharma Group Limited 12/31/13	Median	Cadista 3/31/14
LIQUIDITY RATIOS						
Current Ratio	4.3	1.1	1.9	1.9	*1.9*	10.8
Quick Ratio	3.4	0.5	1.1	1.4	*1.3*	3.2
Working Capital ($Millions)	505.9	1,755.0	282.9	29.2	*394.4*	105.2
ACTIVITY RATIOS						
Sales/Average Receivables	4.5	3.8	5.9	4.5	*4.5*	4.7
Days in Receivables	81	96	62	81	*80.7*	77
Cost of Sales/Inventory (FIFO)	4.3	1.9	1.9	3.9	*2.9*	2.1
Days in Inventory	86	192	192	93	*142.3*	172
Working Capital Turnover	1.0	11.6	3.7	4.7	*4.2*	1.3
Fixed Asset Turnover	2.7	3.4	3.4	2.2	*3.1*	5.3
Asset Turnover	0.5	0.4	0.9	0.5	*0.5*	0.9
COVERAGE/LEVERAGE RATIOS						
Interest Expense Coverage [a]:						
EBIT	73.2	12.6	10.6	5.3	*11.6*	NA
EBITDA	159.0	17.8	11.3	7.8	*14.5*	NA
Fixed Assets/Equity (%)	23.2	26.1	60.7	41.5	*33.8*	16.8
Equity/Total Capital (%)	100.0	65.0	56.6	70.7	*67.8*	100.0
PROFITABILITY RATIOS (%) [a]						
Pretax Income/Average Equity	3.7	16.1	65.6	13.6	*14.8*	42.6
Pretax Income/Average Assets	3.0	7.6	29.4	7.1	*7.4*	38.6
Pretax Income/Sales	5.9	17.9	31.6	14.1	*16.0*	44.1
Net Income/Average Equity	2.3	10.0	40.7	8.4	*9.2*	26.9
Net Income/Average Assets	1.9	4.7	18.2	4.4	*4.6*	24.3
Net Income/Sales	3.7	11.1	19.6	8.7	*9.9*	27.8
Cash Flow/Average Equity	6.8	17.2	45.2	16.1	*16.6*	28.8
Cash Flow/Average Assets	5.5	8.2	20.2	8.3	*8.3*	26.1
Cash Flow/Sales	10.7	19.2	21.8	16.7	*17.9*	29.8
EBIT/Avg Invested Capital	3.8	11.3	41.0	11.9	*11.6*	42.6
EBITDA/Avg Invested Capital	8.2	16.1	43.6	17.4	*16.7*	44.6

Cash Flow = Net income plus depreciation and amortization expense
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
NA = Not available
Total Capital = Equity plus interest-bearing debt
FIFO = First-in, first-out
Footnote:
[a] Coverage and profitability ratios are based on pretax and after-tax income normalized for nonrecurring items.
Sources: Exhibits 2, 3, and 5; S&P Capital IQ; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 67 EXHIBIT 21a CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES MARKET VALUE OF INVESTED CAPITAL AS OF MARCH 31, 2014 Bid/Close Price Per As of Latest Quarter Common Common MV MV or for Tangible Cash and Share Shares Common Preferred Minority Selected Guideline Ticker Stock Period Book Value BV IBD TBVIC MV IBD [a] Equivalents 3/31/14 Outstg. [b] Equity Equity Interest MVIC Company Name Symbol Exchange FYE Ending $000 $000 $000 $000 $000 $ 000s $000 $000 $000 $000 Impax Laboratories Inc. IPXL NasdaqGS 12/13 12/13 752,959 - 752,959 - 413,133 26.42 69,748 1,842,743 - - 1,842,743 Teva Pharmaceutical Industries Limited TEVA NYSE 12/13 12/13 (2,821,000) 12,191,000 9,370,000 12,191,000 1,040,000 52.84 848,000 44,808,320 - 71,000 57,070,320 Wockhardt Ltd. 532300 BSE 3/13 3/13 343,487 381,337 724,824 381,337 201,871 7.63 109,743 837,085 54,987 - 1,273,408 Mayne Pharma Group Limited MYX ASX 6/13 12/13 26,579 49,666 76,245 49,666 17,997 0.88 586,651 514,012 - - 563,678 Cadista Holdings Inc. and Subsidiaries NA NA 3/13 3/14 125,459 - 125,459 - 11,110 NA 117,797 NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 68 EXHIBIT 21b CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AS OF MARCH 31, 2014 3-Yr Avg. 3-Yr Annual MVIC/EBITDA Pricing EBITDA Growth Rate EBITDA Avg. [c] Compound Multiples Selected Guideline Proj Yr2 Proj Yr1 LTM Proj. Yr2 Proj. Yr1 LTM 2013/12 2012/11 2011/10 EBITDA Growth [d] MVIC Proj. Proj. Company Name % % % $000 $000 $000 $000 $000 $000 $000% $000 Year 2 Year 1 LTM Impax Laboratories Inc. (5.2) 44.1 (61.6) 91,000 96,000 66,637 66,637 173,519 123,756 121,304 (26.6) 1,842,743 20.2 2 19. 7 27. Teva Pharmaceutical Industries Limited (6.2) 7) (7. (5.3) 4,844,000 5,162,000 5,590,000 5,590,000 5,905,000 5,398,000 5,631,000 1.8 57,070,320 11.8 1 11. 2 10. Wockhardt Ltd. 28.8 (72.2) 37.7 136,970 106,370 383,070 383,070 278,096 240,150 300,439 26.3 1,273,408 9.3 0 12. 3 . Mayne Pharma Group Limited 23.4 2 75. 1 66. 60,620 49,120 28,029 16,870 11,823 8,858 18,907 41.2 563,678 9.3 5 11. 1 20. HIGH 28.8 2 75. 1 66. 41.2 20.2 2 19. 7 27. LOW (6.2) (72.2) (61.6) (26.6) 9.3 1 11. 3 . FIRST QUARTILE (5.4) (23.8) (19.4) (5.3) 9.3 4 11. 5 8. THIRD QUARTILE 24.8 9 51. 8 44. 30.0 13.9 8 13. 0 22. MEAN 10.2 9 . 2 9. 10.7 12.7 4 13. 3 15. MEDIAN 9.1 2 18. 2 16. 14.0 10.5 7 11. 2 15. STD. DEV. 18.5 5 64. 6 55. 29.7 5.2 9 3. 7 10. COEFF. VAR. (%) 181.1 8 654. 601.9 278.7 41.1 8 28. 0 70. Cadista Holdings Inc. and Subsidiaries (27.8) 9) (28. (23.4) 26,044 36,063 50,755 66,285 49,602 8,429 55,547 0.8 NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 69 EXHIBIT 21c CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES REVENUE AS OF MARCH 31, 2014 3-Yr Avg. 3-Yr Annual MVIC/Revenue Pricing Revenue Growth Rate Revenue Avg. [c] Compound Multiples Selected Guideline Proj Yr2 Proj Yr1 LTM Proj. Yr2 Proj. Yr1 LTM 2013/12 2012/11 2011/10 Revenue Growth [d] MVIC Proj. Proj. Company Name % % % $000 $000 $000 $000 $000 $000 $000% $000 Year 2 Year 1 LTM Impax Laboratories Inc. 3.1 2.4 (12.1) 540,000 523,800 511,502 511,502 581,692 512,919 535,371 (0.1) 1,842,743 3.4 5 3. 6 3. Teva Pharmaceutical Industries Limited 0.6 (2.3) (0.0) 19,974,100 19,854,300 20,314,000 20,314,000 20,317,000 18,312,000 19,647,667 5.3 57,070,320 2.9 9 2. 8 2. Wockhardt Ltd. 8.8 (37.5) 20.9 702,380 645,800 1,033,137 1,033,137 854,715 841,557 909,803 10.8 1,273,408 1.8 0 2. 2 1. Mayne Pharma Group Limited 11.9 6 44. 45.3 179,740 160,580 111,041 76,448 53,442 53,470 80,310 33.9 563,678 3.1 5 3. 1 5. HIGH 11.9 6 44. 3 45. 33.9 3.4 5 3. 1 5. LOW 0.6 (37.5) (12.1) (0.1) 1.8 0 2. 2 1. FIRST QUARTILE 2.5 (11.1) (3.0) 4.0 2.6 6 2. 4 2. THIRD QUARTILE 9.6 0 13. 27.0 16.6 3.2 5 3. 0 4. MEAN 6.1 8 1. 5 13. 12.5 2.8 0 3. 2 3. MEDIAN 5.9 1 0. 4 10. 8.1 3.0 2 3. 2 3. STD. DEV. 5.2 6 33. 2 25. 15.0 0.7 7 0. 6 1. COEFF. VAR. (%) 84.9 3 1,852. 186.2 120.0 24.9 6 24. 4 50. Cadista Holdings Inc. and Subsidiaries 17.9 3.0 (6.3) 130,738 110,930 107,661 114,901 90,987 42,171 104,516 5.8 NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 70 EXHIBIT 21d CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES REVENUE PERFORMANCE RATIOS AS OF MARCH 31, 2014 EBIT Return EBITDA Return on Revenue on Revenue Selected Guideline Proj. Yr2 Proj. Yr1 LTM 3-Yr Proj. Yr2 Proj. Yr1 LTM 3-Yr Company Name % % % % % % % % Impax Laboratories Inc. 14.6 13.1 6.0 14.6 16.9 18.3 13.0 22.7 Teva Pharmaceutical Industries Limited 22.2 22.5 19.4 21.2 24.3 26.0 27.5 28.7 Wockhardt Ltd. 14.0 10.8 34.9 30.4 19.5 16.5 37.1 33.0 Mayne Pharma Group Limited 26.9 24.1 17.3 14.8 33.7 30.6 25.2 23.5 HIGH 26.9 24.1 34.9 30.4 33.7 30.6 37.1 33.0 LOW 14.0 10.8 6.0 14.6 16.9 16.5 13.0 22.7 FIRST QUARTILE 14.5 12.5 14.5 14.7 18.8 17.9 22.2 23.3 THIRD QUARTILE 23.4 22.9 23.3 23.5 26.6 27.1 29.9 29.8 MEAN 19.4 17.6 19.4 20.2 23.6 22.8 25.7 27.0 MEDIAN 18.4 17.8 18.4 18.0 21.9 22.2 26.4 26.1 STD. DEV. 6.2 6.7 11.9 7.4 7.4 6.6 9.9 4.8 COEFF. VAR. (%) 32.0 37.7 61.3 36.8 31.5 28.9 38.5 17.9 Cadista Holdings Inc. and Subsidiaries 17.9 30.4 45.1 51.2 19.9 32.5 47.1 53.1 Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries

Page 71

EXHIBIT 21e
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD - INVESTED CAPITAL PRICING MULTIPLES
INVESTED CAPITAL PRICING MULTIPLES
BOOK VALUE OF INVESTED CAPITAL PERFORMANCE RATIOS
AS OF MARCH 31, 2014

Selected Guideline Company Name	MVIC $000	Projected EBITDA Growth - Next Two Years [c] %	MVIC/ Lat. Qtr. TBVIC Ratio	IBD/ TBVIC %	MV of IBD/ MVIC %	EBIT Return On TBVIC		EBITDA Return On TBVIC	
						LTM %	3-Yr %	LTM %	3-Yr %
Impax Laboratories Inc.	1,842,743	36.6	2.45	-	-	4.1	10.4	8.9	16.1
Teva Pharmaceutical Industries Limited	57,070,320	(13.3)	6.09	130.1	21.4	42.1	44.4	59.7	60.1
Wockhardt Ltd.	1,273,408	(64.2)	1.76	52.6	29.9	49.7	38.2	52.9	41.4
Mayne Pharma Group Limited	563,678	116.3	7.39	65.1	8.8	25.2	15.6	36.8	24.8
HIGH		116.3	7.4	130.1	29.9	49.7	44.4	59.7	60.1
LOW		(64.2)	1.8	-	-	4.1	10.4	8.9	16.1
FIRST QUARTILE		(26.1)	2.3	39.5	6.6	19.9	14.3	29.8	22.6
THIRD QUARTILE		56.5	6.4	81.4	23.5	44.0	39.7	54.6	46.1
MEAN		18.8	4.4	62.0	15.0	30.3	27.1	39.5	35.6
MEDIAN		11.6	4.3	58.9	15.1	33.7	26.9	44.8	33.1
STD. DEV.		76.9	2.7	53.5	13.3	20.3	16.7	22.6	19.4
COEFF. VAR. (%)		408.9	62.1	86.3	88.2	66.9	61.5	57.2	54.5
Cadista Holdings Inc. and Subsidiaries	NA	(48.7)	NA	-	NA	38.7	42.6	40.5	44.3

Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 72 EXHIBIT 21f CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD - INVESTED CAPITAL PRICING MULTIPLES INVESTED CAPITAL PRICING MULTIPLES DEFINITIONS, FOOTNOTES, AND SOURCES TO EXHIBITS AS OF MARCH 31, 2014 BV = Book value CF = Cash flow DF = Deficit FYE = Fiscal year-end IBD = Interest-bearing debt IC = Invested capital LTD = Long-term debt LTM = Latest twelve months EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization MV = Market value MVE = MV of preferred + MV of common equity MVIC = LTD + ST interest-bearing debt + MV of preferred + MV of common equity + minority interest NA = Not available/applicable NM = Not meaningful ST = Short-term T = Tangible TBVIC = Stockholders’ equity - goodwill + LTD + ST interest-bearing debt Footnotes: [a] Book value if not publicly traded. [b] Per most recently available data prior to the valuation date. [c] If the LTM is at least six months beyond the latest fiscal year-end, then the average includes the LTM period. Otherwise, the average does not include the LTM period. [d] From earliest year on the table to the latest 12 months. [e] Data provided by Reuters. Note: Financial information for publicly traded companies and Cadista Holdings Inc. and Subsidiaries have been normalized for nonrecurring items. Sources: S&P Capital IQ, Reuters, Exhibit 5, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 73

EXHIBIT 22a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
IMPAX LABORATORIES INC.
AS OF MARCH 31, 2014

Business Description

Impax Laboratories, Inc., a specialty pharmaceutical company, develops, manufactures, and markets bioequivalent pharmaceutical products; and develops and markets branded products. The company operates through two segments, Global Pharmaceuticals Division and Impax Pharmaceutical Division. The Global Pharmaceuticals Division develops, manufactures, sells, and distributes generic pharmaceutical products through its global products sales channel for sales of generic prescription products directly to wholesalers, retail drug chains, and others; private label product sales channel for generic over-the-counter (OTC) and prescription products to unrelated third-party customers; Rx partner sales channel for generic prescription products through unrelated third-party pharmaceutical entities; and OTC partner sales channel for OTC products through unrelated third-party pharmaceutical entities, as well as offers research and development services. The Impax Pharmaceutical Division develops proprietary brand pharmaceutical products for the treatment of central nervous system disorders, including migraine, multiple sclerosis, Parkinson's disease, and postherpetic neuralgia, as well as promotes third-party branded pharmaceutical products through its specialty sales force. The company markets and sells its products to drug wholesalers, warehousing chain drug stores, mass merchandisers, and mail-order pharmacies in the continental United States and the Commonwealth of Puerto Rico. Impax Laboratories, Inc. has a strategic alliance agreement with Teva Pharmaceuticals Curacao N.V to develop and manufacture controlled release generic pharmaceutical products. The company was founded in 1993 and is headquartered in Hayward, California.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	413,133	413,133	298,918	346,414
Total Assets	996,923	996,923	863,970	793,859
Long-Term Debt	-	-	-	-
Stockholders' Equity	810,203	810,203	691,103	602,941
Revenue	511,502	511,502	581,692	512,919
Gross Profit	212,456	212,456	282,554	258,295
EBITDA	66,637	66,637	173,519	123,756
Net Income	18,750	18,750	58,889	66,909
EBITDA Margin	13.0%	13.0%	29.8%	24.1%
Net Profit Margin	3.7%	3.7%	10.1%	13.0%

Stock Performance



12,000
10,000
8,000
6,000
4,000
2,000
0
Volume (000)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Price ($)
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14

Valuation Data

MVE $000	1,842,743
MVIC $000	1,842,743
Projected EBITDA Growth Rate [a]	36.56%
MVIC / LTM Net Income	98.28
MVIC / LTM Sales	3.60
MVIC / LTM EBITDA	27.65
MVIC / Projected Net Income	35.96
MVIC / Projected Sales	3.52
MVIC / Projected EBITDA	19.20

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest twelve months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 74

EXHIBIT 22b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
TEVA PHARMACEUTICAL INDUSTRIES LIMITED
AS OF MARCH 31, 2014

Business Description

Teva Pharmaceutical Industries Limited, together with its subsidiaries, develops, manufactures, sells, and distributes pharmaceutical products worldwide. The company offers generic pharmaceutical products; and basic chemicals, as well as specialized product families. Its products include Copaxone for multiple sclerosis; Azilect for the treatment of Parkinson's disease; Provigil and Nuvigil to treat excessive sleepiness associated with narcolepsy, obstructive sleep apnea, and shift work disorders; Fentora and Actiq to treat pain in opioid-tolerant adult patients with cancer; and Amrix for muscle spasm in acute, painful, and musculoskeletal conditions. The company also offers Treanda to treat chronic lymphocytic leukemia and indolent B-cell non-Hodgkin's lymphoma; Tevagrastim that stimulate the production of white blood cells; Lonquex, which reduces the duration of neutropenia and incidence of febrile neutropenia in adult patients; Eporatio that stimulates the production of red blood cells; and Synribo for chronic myeloid leukemia. In addition, it provides ProAir for the treatment of bronchospasm; QVAR for the treatment of asthma; Qnasl Nasal Aerosol for nasal allergy symptoms in adults; Plan B One-Step and Quartette, which prevents pregnancy; Seasonique and LoSeasonique that are extended-cycle oral contraceptives; Zoely, a regimen combination contraceptive oral pill; and ParaGard, a non-hormonal intrauterine contraceptive. Further, the company offers Enjuvia for vasomotor symptoms associated with menopause; hormone therapy treatments for menopause/perimenopause; therapies for infertility and urinary incontinence; and manufactures active pharmaceutical ingredients. It also distributes third party products. Teva Pharmaceutical Industries Limited was founded in 1901 and is headquartered in Petach Tikva, Israel.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	1,040,000	1,040,000	2,883,000	1,096,000
Total Assets	47,508,000	47,508,000	50,609,000	50,142,000
Long-Term Debt	10,387,000	10,387,000	11,712,000	10,236,000
Stockholders' Equity	22,636,000	22,636,000	22,867,000	22,343,000
Revenue	20,314,000	20,314,000	20,317,000	18,312,000
Gross Profit	10,716,000	10,716,000	10,715,000	9,867,000
EBITDA	5,590,000	5,590,000	5,905,000	5,398,000
Net Income	2,253,080	2,253,080	2,382,040	2,538,900
EBITDA Margin	27.5%	27.5%	29.1%	29.5%
Net Profit Margin	11.1%	11.1%	11.7%	13.9%

Stock Performance


60,000
50,000
40,000
30,000
20,000
10,000
0
Volume (000)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Price ($)
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14

Valuation Data

MVE $000	44,808,320
MVIC $000	57,070,320
Projected EBITDA Growth Rate [a]	-13.35%
MVIC / LTM Net Income	25.33
MVIC / LTM Sales	2.81
MVIC / LTM EBITDA	10.21
MVIC / Projected Net Income	14.08
MVIC / Projected Sales	2.87
MVIC / Projected EBITDA	11.06

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest twelve months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 75

EXHIBIT 22c
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
WOCKHARDT LTD.
AS OF MARCH 31, 2014

Business Description

Wockhardt Limited, a pharmaceutical and biotechnology company, together with its subsidiaries, engages in the manufacture and marketing of pharmaceutical and bio-pharmaceutical formulations, active pharmaceutical ingredients (APIs), and vaccines. It provides pharmaceutical products in various dosage forms, such as sterile injectables and lyophilised products in the therapeutic areas of anti-infectives, cardiology, dermatology, diabetology, neurology, pain management, respiratory, and other areas. The company offers generic products that comprise injectables, including cephalosporins and non-cephalosporins; and value-added generics. Its biopharmaceutical products include Glargine that is recombinant long-acting insulin; Wosulin, which is r-DNA insulin; Wepox, a recombinant erythropoietin is used in the treatment of anaemia caused by cancer and chronic renal failure; and Biovac-B, a hepatitis B vaccine. The company also provides contract manufacturing and packaging services for sterile injectables, lyophilisation, solid dose, liquids/ointments/creams, sachets and powders, and specialised products; API manufacturing services; and contract research services. Its research activities comprise pharmaceutical formulations, biopharmaceutical bulk and formulations, novel drug delivery systems, new drug discovery programs, and process engineering for APIs. The company develops various lead molecules primarily in the area of anti-infectives, which include WCK 771 that is in Phase II human clinical trials for the treatment of staphylococcal infections; and WCK 2349, WCK 4873, and WCK 4086 lead molecules, which are under pre-clinical trials. Wockhardt Limited offers its products in India, the United States, Europe, and other countries. The company was incorporated in 1999 and is headquartered in Mumbai, India. Wockhardt Limited is a subsidiary of Khorakiwala Holdings and Investments Private Limited.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	201,871	201,871	137,523	108,332
Total Assets	1,112,450	1,112,450	1,228,652	1,279,924
Long-Term Debt	271,692	271,692	531,707	626,919
Stockholders' Equity	498,053	498,053	289,002	211,576
Revenue	1,033,137	1,033,137	854,715	841,557
Gross Profit	661,702	661,702	514,874	464,027
EBITDA	383,070	383,070	278,096	240,150
Net Income	202,511	202,511	127,377	97,383
EBITDA Margin	37.1%	37.1%	32.5%	28.5%
Net Profit Margin	19.6%	19.6%	14.9%	11.6%

Stock Performance


2,500
2,000
1,500
1,000
500
0
Volume (000)
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Price ($)
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14

Valuation Data

MVE $000	892,071
MVIC $000	1,273,408
Projected EBITDA Growth Rate [a]	-64.24%
MVIC / LTM Net Income	6.29
MVIC / LTM Sales	1.23
MVIC / LTM EBITDA	3.32
MVIC / Projected Net Income	NA
MVIC / Projected Sales	NA
MVIC / Projected EBITDA	NA

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest twelve months
MVE = Market value of equity
MVIC = Market value of invested capital
NA = Not applicable
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 76

EXHIBIT 22d
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
MAYNE PHARMA GROUP LIMITED
AS OF MARCH 31, 2014

Business Description

Mayne Pharma Group Limited, a specialty pharmaceutical company, develops, manufactures, distributes, and markets proprietary and generic products using oral drug delivery systems. The company's products include various capsules and tablets, such as Astrix, a form of aspirin indicated for chronic use in cardiovascular or cerebrovascular disease; Doryx, a delayed release oral formulation of doxycycline used to treat acne and infections, or as an anti-malarial; Eryc/Erymax, a delayed release erythromycin used in the treatment of various bacterial infections; and Kadian and Kapanol, a sustained release oral formulation of morphine used in the management of moderate to severe chronic pain. Its products also comprise SUBACAP, a formulation of itraconazole used to treat fungal infections; Magnoplasm paste for initial treatment in abscesses, boils, and blind pimples and carbuncles; and Urocarb tablets indicated for acute postoperative and postpartum non-obstructive urinary retention, as well as for neurogenic bladder with retention; and Percutane Pain Relief cream and Percutane Sports cream that are natural plant based creams. In addition, the company offers active pharmaceutical ingredients with off-patent drugs or new chemical entities; analytical development, formulation development, logistics, manufacturing, packaging, pre-clinical and clinical development, process development and scale up, quality assurance, preformulation, stability, and validation services; and contract manufacturing services to third-party customers, as well as manufactures and out-licenses proprietary pharmaceuticals to marketing and distribution partners. It sells its products directly or through distribution partners primarily in Australia, the United States, and Korea. The company was formerly known as Halcygen Pharmaceuticals Limited and changed its name to Mayne Pharma Group Limited in November 2010. Mayne Pharma Group Limited is headquartered in Salisbury, Australia.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	17,997	17,337	11,870	6,230
Total Assets	229,508	213,660	51,387	57,590
Long-Term Debt	44,108	35,911	-	-
Stockholders' Equity	119,661	110,669	31,322	25,936
Revenue	111,041	76,448	53,442	53,470
Gross Profit	56,493	35,764	23,408	23,455
EBITDA	28,029	16,870	11,823	8,858
Net Income	9,688	5,049	3,765	118
EBITDA Margin	25.2%	22.1%	22.1%	16.6%
Net Profit Margin	8.7%	6.6%	7.0%	0.2%

Stock Performance


16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Volume (000)
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$-
Price ($)
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14

Valuation Data

MVE $000	514,012
MVIC $000	563,678
Projected EBITDA Growth Rate [a]	116.27%
MVIC / LTM Net Income	58.18
MVIC / LTM Sales	5.08
MVIC / LTM EBITDA	20.11
MVIC / Projected Net Income	23.54
MVIC / Projected Sales	3.51
MVIC / Projected EBITDA	11.48

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest twelve months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 77

EXHIBIT 23a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
OWNERSHIP CONTROL PRICE PREMIUM ANALYSIS
SELECTED ACQUISITION DATA

Drugs, Medical Supplies, and Equipment Industry Selected Transactions:

Target Company	Price Premium Paid	Type of Buyer	Transaction Year
Hi-Tech Pharmacal Co., Inc. [a]	23.4%	Strategic	2013
Warner Chilcott PLC	7.8%	Strategic	2013
Paladin Labs, inc.	17.3%	Strategic	2013
ViroPharma, Inc.	28.2%	Strategic	2013
Cangene Corp.	23.0%	Strategic	2013
Amylin Pharmaceuticals, Inc.	12.9%	Strategic	2012
ISTA Pharmaceuticals, Inc.	7.9%	Financial	2012
Par Pharmaceuticals, Inc. [a]	39.5%	Financial	2012
CPEX Pharmaceuticals, Inc.	13.8%	Strategic	2011
AMAG Pharmaceuticals, Inc.	15.7%	Financial	2011
Inspire Pharmaceuticals, Inc.	29.5%	Strategic	2011
Cephalon, Inc.	44.8%	Strategic	2011

1st Quartile	**13.6%**
Mean	**22.0%**
Median	**20.2%**
3rd Quartile	**28.5%**

Selected Ownership Control Price Premium [b]	**20%**

DLOC = Discount for lack of control

Footnotes:

[a] Involved in the generic manufacturing, packaging, and distribution business.

[b] The selected ownership control price premium is based on the assumption that about half of the acquisition price premiums paid were paid to obtain ownership control of the target companies. The assumption continues that the remaining portion of the acquisition price premiums paid were paid for transaction-specific expected synergistic benefits.

Note: This selected price premium for ownership control is derived from the company merged and acquired transactions that provide the best pricing guidance for measuring a control price premium.

Sources: *Mergerstat Review* 2011, 2012, and 2013, S&P Capital IQ, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 78

EXHIBIT 23b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
OWNERSHIP CONTROL PRICE PREMIUM ANALYSIS
INDUSTRY DATA

All Reported Transactions:

	Median Price Premiums			5-Day Acquisition Price Premium Paid [a,b]									
	3-Year	5-Year	10-Year	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004
Acquisition Price Premium Paid	46.2%	50.9%	45.1%	44.0%	46.2%	50.9%	51.8%	58.7%	56.5%	31.5%	31.5%	34.5%	30.7%
Implied Discount for Lack of Ownership Control [c]	*31.6%*	*33.7%*	*31.1%*	*30.6%*	*31.6%*	*33.7%*	*34.1%*	*37.0%*	*36.1%*	*24.0%*	*24.0%*	*25.7%*	*23.5%*
Number of Transactions Reported				257	323	321	351	239	294	491	454	391	322

Drugs, Medical Supplies, and Equipment Reported Transactions

	Median Price Premiums			5-Day Acquisition Price Premium Paid [a,b]									
	3-Year	5-Year	10-Year	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004
Acquisition Price Premium Paid	44.2%	54.0%	49.4%	44.2%	42.2%	60.8%	54.0%	56.2%	78.7%	39.1%	51.6%	47.1%	24.3%
Implied Discount for Lack of Ownership Control [c]	*30.7%*	*35.1%*	*33.0%*	*30.7%*	*29.7%*	*37.8%*	*35.1%*	*36.0%*	*44.0%*	*28.1%*	*34.0%*	*32.0%*	*19.5%*
Number of Transactions Reported				28	27	26	37	30	46	38	29	25	21

Footnotes:
[a] Based on the target company's closing stock price 5-days prior to the announcement date.
[b] Excludes negative price premiums paid.
[c] Calculated as (1 - (1 / (1 + control premium))).
Sources: *Mergerstat Review* 2005-2014, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 79

EXHIBIT 24
CADISTA HOLDINGS INC. AND SUBSIDIARIES
COMMON STOCK
FAIR VALUE
ALTERNATIVE VALUATION SYNTHESIS AND CONCLUSION
AS OF MARCH 31, 2014

Valuation Approach and Valuation Method	Level of Value	Relative Emphasis	Range of Value Low	Range of Value Indicated	Range of Value High	Exhibit Reference
Income Approach - Discounted Cash Flow Method	[a]	50%	65,000,000	75,000,000	90,000,000	Exhibit 11
Income Approach - Direct Capitalization of Cash Flow Method	[a]	30%	165,000,000	180,000,000	195,000,000	Exhibit 17
Market Approach - Guideline Merged and Acquired Company Method	[a]	10%	140,000,000	195,000,000	250,000,000	Exhibit 18
Market Approach - Guideline Publicly Traded Company Method	[a]	10%	145,000,000	205,000,000	250,000,000	Exhibit 19
Alternative Weighting Fair Value of Invested Capital [Rounded]	[a]	100%	110,000,000	130,000,000	150,000,000	
Less: Long-Term, Interest-Bearing Debt			-	-	-	Exhibit 5
Equals: Alternative Weighting Indicated Value of Equity	[a]		110,000,000	130,000,000	150,000,000	
Nonoperating and Excess Assets/Liabilities						
Plus: Loans to Related Party (Current and Long-Term)	[a]		45,688,000	45,688,000	45,688,000	Exhibit 2
Equals: Alternative Weighting Total Fair Value of Equity	**[a]**		**$155,688,000**	**$175,688,000**	**$195,688,000**	
Divided by: Number of Shares Issued and Outstanding			117,797,180	117,797,180	117,797,180	
Equals: Alternative Weighting Fair Value Per Share	**[a]**		**$ 1.30**	**$ 1.50**	**$ 1.65**	


Alternative Weighting Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range
Income Approach:
Discounted Cash Flow Method
$0.95
$1.15
Direct Capitalization of Cash Flow Method
$1.80
$2.05
Market Approach:
Guideline Merged and Acquired Company Method
$1.60
$2.50
Guideline Publicly Traded Company Method
$1.60
$2.50
$0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75
Alternative Weighting Indicated Fair Value Range:
(Based on the Alternative Weighting Total Fair Value of Equity)
$1.30 $1.50 $1.65

Footnote:
[a] On a marketable, controlling interest basis.
Sources: Exhibits as cited and Willamette Management Associates calculations.

Willamette Management Associates Confidential - For Discussion Purposes Only Section V Appendixes 80 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions The primary assumptions and limiting conditions pertaining to the value conclusion stated in this report are summarized below . Other assumptions are cited elsewhere in this report . 1. The value conclusion arrived at herein is valid only for the stated purpose as of the date of the valuation . 2. We accepted without any verification financial statements and other related information provided by the Company or its representatives as fully and correctly reflecting the Company’s business conditions and operating results for the respective periods, except as specifically noted herein . We did not audit, review, or compile the financial information provided to us . Accordingly, we express no audit opinion or any other form of assurance on this information . 3. We obtained public information and industry and statistical information from sources we believe to be reliable . However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information . 4. We do not provide assurance on the achievability of the results forecasted by the Company because events and circumstances frequently do not occur as expected . Differences between actual and expected results may be material ; and achievement of the forecasted results is dependent on actions, plans, and assumptions of management . 5. We based our value conclusion on the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed . 6. This report and our value conclusion are for the exclusive use of our client, Jubilant Generics, Inc . , and its ultimate parent company, Jubilant Life Sciences Ltd . , for the sole and specific purposes as noted herein . They may not be used for any other purpose or by any other party for any purpose . Furthermore, the report and value conclusion are not intended by us, and should not be construed by the reader, to be investment advice in any manner whatsoever . The value conclusion represents our considered opinion, based on information furnished by the Company and other sources . 81

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions, continued 7. Neither all nor any part of the contents of this report (especially the value conclusion, the identity of any valuation analysts, or the firm with which such valuation analysts are connected or any reference to any of their professional designations) should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other means of communication, without our prior written consent and approval . We understand that this report may be referenced or submitted in a filing to the Securities and Exchange Commission . 8. We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities . Any person entitled to rely on this report, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment . We do not conduct or provide environmental assessments and have not performed one for the subject property . 9. We did not independently determine whether the Company is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA/Superfund liability) nor the scope of any such liabilities . Our valuation takes no such liabilities into account, except as they have been reported to us by the Company or by an environmental consultant working for the Company , and then only to the extent that the liability was reported to us in an actual or estimated dollar amount . Such matters, if any, are noted in the report . To the extent such information has been reported to us, we have relied on it without verification and offer no warranty or representation as to its accuracy or completeness . 10. We did not make a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990 , and this valuation does not consider the effect, if any, of noncompliance . 11. No change of any item in this valuation report will be made by anyone other than us, and we have no responsibility for any such unauthorized change . 12. Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the subject business due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof . 82

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions, continued 13. We did not examine or compile the prospective financial information provided to us by management . Therefore, we do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions . Events and circumstances frequently do not occur as expected, and there will usually be differences between prospective financial information and actual results, and those differences may be material . 14. Except as noted, we relied on the representations of the owners, management, and other third parties concerning the value and useful condition of all equipment, real estate, and investments used in the business, and any other assets or liabilities, except as specifically stated to the contrary in this report . We did not attempt to confirm whether or not all assets of the business are free and clear of liens and encumbrances or that the entity has good title to all assets . 83

Willamette Management Associates Confidential - For Discussion Purposes Only Section V Appendixes 84 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Certification and Representation We certify the following statements regarding this analysis : 1. We previously inspected the assets, properties, or business interests encompassed by this analysis . 2. We have no present or prospective future interest in the assets, properties, or business interests that are the subject of this analysis . 3. We previously appraised these business interests during the three years prior to this engagement . The board of directors of Jubilant Generics, Inc . , is aware of our prior valuation work of Cadista, albeit for a different purpose . 4. We have no personal interest or bias with respect to the subject matter of this report or the parties involved . 5. Our compensation for making the analysis is in no way contingent upon the value reported or upon any predetermined value . 6. To the best of our knowledge and belief, the statements of facts contained in this report, upon which the analyses, conclusions, and opinions expressed herein are based, are true and correct . 7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the American Institute of Certified Public Accountants (AICPA) Statement on Standards for Valuation Services No . 1 (SSVS 1 ) related to a valuation engagement . 8. No persons other than the individuals whose qualifications are included herein have provided significant professional assistance regarding the analyses, opinions, and conclusions set forth in this report . 9. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and they represent our unbiased professional analyses, opinions, and conclusions . 10. The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the code of professional ethics and the professional standards of the professional organizations of which we are members . 11. Disclosure of the contents of this report is subject to the requirements of the professional organizations of which we are members related to review by their duly authorized representatives . 85

Willamette Management Associates Confidential - For Discussion Purposes Only Section V Appendixes 86 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Willamette Management Associates • Founded in 1969 , Willamette Management Associates provides business valuation and security analysis, intangible asset and intellectual property valuation, forensic accounting, investment analysis, economic analysis, and financial advisory services . O UR S ERVICES • We provide valuation and advisory services to meet client needs regarding transaction pricing and structuring, employee benefit plan advisory services, taxation planning and compliance, financing securitization and collateralization, litigation support and dispute resolution, strategic information and planning, and insolvency and troubled debt analysis . • We are a business valuation, forensic analysis, and financial opinion services firm . O UR C LIENTS • Our clients range from owners of closely held businesses to multi - national industrial and commercial firms in virtually every industry . They include financial institutions and intermediaries, governmental and regulatory agencies, fiduciaries and business advisors and the accounting and legal professions . We are proud that our clients include the largest corporations and professional companies — as well as family - owned businesses and small professional firms . O UR P EOPLE • Our staff includes appraisers, accountants, economists, engineers, financial analysts, and industry specialists . We are experienced at the practical application of empirical research and quantitative analysis to business and investment decision making . 87

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly • Robert Reilly is a firm managing director . His practice includes business valuation, forensic analysis, and financial opinion services . • Robert has performed the following types of valuation and economic analyses : economic event analyses, merger and acquisition valuations, divestiture and spin - off valuations, solvency and insolvency analyses, fairness and adequacy opinions, ESOP formation and adequate consideration analyses, private inurement/intermediate sanctions opinions, acquisition purchase accounting allocations, reasonableness of compensation analyses, restructuring and reorganization analyses, tangible asset/intangible asset intercompany transfer price analyses, and lost profits/economic damages analyses . • He has prepared these valuation and economic analyses for the following purposes : transaction pricing and structuring (merger, acquisition, liquidation, and divestiture) ; taxation planning and compliance (federal income, gift, and estate tax ; state and local property tax ; transfer tax) ; financing securitization and collateralization ; employee corporate ownership (ESOP employer stock transactions and compliance valuations) ; forensic analysis and dispute resolution ; corporate strategic planning and management information ; bankruptcy and troubled company support (recapitalization, reorganization, restructuring) ; financial accounting and public reporting ; and regulatory compliance and corporate governance . • Robert has valued the following types of business entities and securities : close corporation business enterprise, close corporation fractional ownership interests, public corporation restricted stock, public corporation subsidiaries/ divisions, complex capital structures (various classes of common/preferred stock ; options, warrants, grants, rights), general and limited partnership interests, joint ventures, proprietorships, professional service corporations, professional practices, LLPs and LLCs, license agreements, and franchises . • He has prepared financial advisory analyses and economic analyses for merger and acquisition purposes : identification of M&A targets, valuation of target company synergistic/strategic benefits, identification and assessment of divestiture/spin - off opportunities, economic analysis of alternative deal structures, negotiation of deal price and terms, assessment of fairness and solvency of proposed transactions, and design/valuation of alternative equity and debt instruments . 88

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued • Robert has been accepted as an expert witness in various federal, state, and international courts and before various boards and tribunals . This expert testimony has related to business, stock, and property valuation matters and to lost profits/economic damages matters . He has served as an expert witness in the following types of litigation : bankruptcy, breach of contract, breach of fiduciary duty, condemnation, conservatorship, corporate dissolution, expropriation, federal income tax, federal gift and estate tax, intellectual property infringement, lender liability, marital dissolution, dissenting shareholder appraisal rights/shareholder oppression, property tax appeal, reasonableness of executive compensation, solvency and insolvency, stockholder suits, tort claims, wrongful death/personal injury, and reasonableness of royalty rates and/or transfer prices . He has served as a court - appointed arbitrator with respect to squeeze - out merger dissenting shareholder rights actions . P REVIOUS E XPERIENCE • Prior to Willamette Management Associates, Robert was a partner and national director of valuation services for the Deloitte & Touche accounting firm . Prior to Deloitte & Touche , Robert was vice president of Arthur D . Little Valuation, Inc . , a valuation services firm . Prior to that, Robert was the director of corporate development for Huffy Corporation, a manufacturing company . Prior to that, he was a senior consultant for Booz, Allen & Hamilton, a management consulting firm . E DUCATION • Master of Business Administration, finance, Columbia University Graduate School of Business • Bachelor of Arts, economics, Columbia University 89

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued P ROFESSIONAL A FFILIATIONS • Accredited in Business Valuation (ABV) — American Institute of Certified Public Accountants • Accredited Senior Appraiser (ASA) — American Society of Appraisers, in business valuation • Accredited Tax Advisor (ATA) — Accreditation Council for Accountancy & Taxation • Associate Member — Appraisal Institute • Certified Business Appraiser (CBA) — Institute of Business Appraisers • Certified in Financial Forensics (CFF) — American Institute of Certified Public Accountants • Certified Management Accountant (CMA) — Institute of Management Accountants • Certified Public Accountant (CPA) — Ohio and Illinois • Certified Real Estate Appraiser (CREA) — National Association of Real Estate Appraisers • Certified Review Appraiser (CRA) — National Association of Review Appraisers and Mortgage Underwriters • Certified Valuation Analyst (CVA) — National Association of Certified Valuators and Analysts • Certified Valuation Consultant (CVC) — National Association of Review Appraisers and Mortgage Underwriters • Chartered Financial Analyst (CFA) — CFA Institute • Chartered Global Management Accountant (CGMA) — Association of International Certified Professional Accountants • Enrolled Agent (EA) — licensed to practice before the Internal Revenue Service 90

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued • Robert is a member of the American Bankruptcy Institute, American Economic Association, American Institute of Certified Public Accountants, American Society of Appraisers, Business Valuation Association, The ESOP Association, Illinois Society of Certified Public Accountants, Institute of Business Appraisers, CFA Institute, Institute of Professionals in Taxation, Institute of Certified Management Accountants, International Association of Assessing Officers, National Association of Business Economists, National Association of Real Estate Appraisers, and Ohio Society of Certified Public Accountants . 91

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Weston C. Kirk • Weston Kirk is an associate in our Atlanta office . • Weston has performed various types of valuation and economic analyses, including merger and acquisition valuations, fairness opinions, ESOP formation and adequate consideration analyses, business and stock valuations, litigation disputes and damages analyses, Internal Revenue Service audit rebuttals, undivided interests in real estate valuations, promissory note valuations, and gift and estate tax valuations . • He has prepared these valuation and economic analyses for the following purposes : transaction pricing and structuring ; taxation planning and compliance (federal income, gift, and estate tax) ; ESOP transaction and financing ; tender offers ; stock option offers ; litigation ; and strategic information and planning . • Weston has experience in the valuation of various types of business entities and interests, including : private family - owned businesses, private multiple - investor businesses, employee - owned businesses, publicly - traded companies, preferred and common stock in complex capital structures, secured and unsecured notes, options and other derivative interests, conglomerates, general and limited partnership interests, limited liability company membership interests, limited company interests, professional practices, joint ventures, and foreign domiciled corporations . • He has performed business valuations in the following industries : accounting, asset management, biotechnology, commercial banking, construction, defense contracting, department stores, ecommerce, food retail, grocery stores, hedge funds, IT consulting, literary works and publishing, mining and aggregates, NGL production, petroleum, pharmaceuticals, precious metal recycling, real estate, software - as - a - service (SaaS), sports field construction, steel, temporary staffing services, timberland, trucking and transportation, and utilities, among others . P RIOR E XPERIENCE • Weston was an intern in the Atlanta office prior to joining the firm as associate . 92

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Weston C. Kirk, continued E DUCATION • Bachelor of Business Administration in finance, Georgia State University, J . Mack Robinson College of Business • Certification in economics, Georgia State University, Andrew Young School of Policy Studies P ROFESSIONAL A FFILIATIONS • Weston is a candidate for the Chartered Financial Analyst designation and the Certified Valuation Analyst designation . Weston is also a non - CPA associate of the AICPA and a member of the AICPA section on Forensic and Valuation Services . 93